Exhibit 10.3

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 10, 2014 by and among PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC”) and FIRST WESTERN SBLC, INC., a Florida corporation (“First Western”) (PMC and First Western herein collectively referred to as “Existing Borrowers”), and WESTERN FINANCIAL CAPITAL CORPORATION, a Florida corporation (“Western Financial”) and PMC INVESTMENT CORPORATION, a Florida corporation (“PMC Investment”), (Western Financial and PMC Investment herein collectively referred to as “New Borrowers” and PMC, First Western, Western Financial and PMC Investment, herein collectively referred to as the “Borrowers” and individually, a “Borrower”), EACH OF THE FINANCIAL INSTITUTIONS WHICH IS A SIGNATORY HERETO OR WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO (individually, a “Lender” and collectively, the “Lenders”) and JPMORGAN CHASE BANK, National Association (“JPMorgan”), a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, PMC, First Western, Lenders and Administrative Agent are party to that Amended and Restated Credit Agreement, dated as of December 28, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 8, 2011, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of June 15, 2012, and that certain Third Amendment to Amended and Restated Credit Agreement, dated as of August 5, 2013 (as the same has been or may be renewed, extended, amended and restated from time to time, the “Credit Agreement”); and

WHEREAS, PMC and First Western have requested that Administrative Agent and Lenders agree to an amendment permitting the CIM Merger, adding Western Financial Capital Corporation and PMC Investment Corporation as new borrowers under the PMC Revolving Facility, adding a new $30,000,000 term loan and making certain other changes. Subject to the conditions set forth in this Amendment, Administrative Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties to this Amendment, for good, fair and valuable consideration, the receipt and reasonable equivalency of which are hereby acknowledged, do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms; References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement (giving effect to this Amendment) have the same meanings when used in this Amendment, and (b) references to “Sections,” “Schedules” and “Exhibits” are to sections, schedules and exhibits to the Credit Agreement.

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ARTICLE II

AMENDMENTS

Section 2.1 Credit Agreement. The Credit Agreement is, effective on the date hereof, hereby amended in its entirety to read as set forth in the attached Annex I.

Section 2.2 Amendment to Schedule 2. Schedule 2 to the Credit Agreement is hereby deleted and the attached Schedule 2 is hereby substituted in its stead.

Section 2.3 Amendment to Schedule 6.3. Schedule 6.3 to the Credit Agreement is hereby deleted and the attached Schedule 6.3 is hereby substituted in its stead.

Section 2.4 Amendment to Schedule 6.8. Schedule 6.8 to the Credit Agreement is hereby deleted and the attached Schedule 6.8 is hereby substituted in its stead.

Section 2.5 Amendment to Schedule 8.2. Schedule 8.2 to the Credit Agreement is hereby deleted and the attached Schedule 8.2 is hereby substituted in its stead.

Section 2.6 Amendment to Exhibit A. Exhibit A to the Credit Agreement is hereby deleted and the attached Exhibit A is hereby substituted in its stead

Section 2.7 Addition of Exhibit A-2. The attached Exhibit A-2 is hereby added to the Credit Agreement immediately following Exhibit A attached thereto.

Section 2.8 Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby deleted and the attached Exhibit B is hereby substituted in its stead.

Section 2.9 Amendment to Exhibit C. Exhibit C to the Credit Agreement is hereby deleted and the attached Exhibit C is hereby substituted in its stead.

Section 2.10 Amendment to Exhibit D. Exhibit D to the Credit Agreement is hereby deleted and the attached Exhibit D is hereby substituted in its stead.

Section 2.11 Amendment to Exhibit E. Exhibit E to the Credit Agreement is hereby deleted and the attached Exhibit E is hereby substituted in its stead.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent. Notwithstanding any contrary provisions herein, this Amendment is not effective unless and until:

(a) there exists no Default or Potential Default either prior to or after giving pro forma effect to this Amendment;

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(b) the representations and warranties in this Amendment and in the Credit Agreement are true and correct (after giving effect to this Amendment);

(c) the Administrative Agent shall have received counterparts of this Amendment executed by each party named below;

(d) the Administrative Agent shall have received the Revolving Notes duly executed by each of the Borrowers;

(e) the Administrative Agent shall have received the Term Loan Notes duly executed by each of the Borrowers;

(f) the Administrative Agent shall have received counterparts of the Amended and Restated Guaranty executed by PMC, Western Financial and PMC Investment;

(g) the Administrative Agent shall have received an incumbency certificate executed by the Secretary or Assistant Secretary of Western Financial certifying the names of the officers of Western Financial authorized to sign each of the Credit Documents to which it is a party and the other documents or certificates to be delivered pursuant to the Credit Documents by Western Financial, together with the true signatures of each such officer;

(h) the Administrative Agent shall have received an incumbency certificate executed by the Secretary or Assistant Secretary of PMC Investment certifying the names of the officers of PMC Investment authorized to sign each of the Credit Documents to which it is a party and the other documents or certificates to be delivered pursuant to the Credit Documents by PMC Investment, together with the true signatures of each such officer;

(i) the Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer for each Borrower in form and substance acceptable to the Administrative Agent attaching (and certifying to the accuracy thereof) such resolutions, certificates of good standing, certified articles of organization and other corporate documents acceptable to the Administrative Agent;

(j) the Administrative Agent shall have received an opinion of counsel to the Companies regarding this Amendment, and other matters acceptable to the Administrative Agent, and in form and substance acceptable to the Administrative Agent, but in any event including a no conflict opinion with respect to the CIM Credit Agreements (for purposes hereof, “CIM Credit Agreements” means (i) that certain Credit Agreement, dated as of August 28, 2013, among CIM Urban Partners, L.P., each lender from time to time party thereto, and Bank of America, N.A., as administrative agent (as amended), and (ii) that certain Credit Agreement, dated as of February 6, 2012, among CIM Urban Partners, L.P., each lender from time to time party thereto, and Bank of America, N.A., as administrative agent (as amended));

(k) the Administrative Agent shall have received a Compliance Certificate acceptable to the Administrative Agent, certifying compliance by the Companies and the Consolidated Companies with this Agreement and demonstrating the Companies’ pro forma compliance with Section 9 of the Credit Agreement after giving effect to this Amendment and the CIM Merger;

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(l) the Administrative Agent shall have received the execution version of the CIM Merger Agreement, including all schedules and exhibits thereto, and execution versions of the Registration Rights and Lockup Agreement and the Master Services Agreement to be executed in connection with the CIM Merger Agreement, in each case certified by a Responsible Officer to be true, correct and complete copies of the all such documents, instruments and agreements;

(m) the Administrative Agent shall have received reimbursement for all costs and expenses incurred by it in connection with this Amendment and the other transactions and for which it has submitted an invoice to the Borrowers; and

(n) the Administrative Agent shall have received such other documents, instruments and certificates as reasonably requested by it in connection with this Amendment.

ARTICLE IV

NO WAIVER

Section 4.1 No Waiver. Nothing herein shall be construed as a consent to or waiver of any Potential Default or Event of Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Credit Document. All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such Potential Default or Event of Default. Nothing herein shall diminish the right of the Administrative Agent or any Lender to require strict performance by Borrowers of each provision of any Credit Document to which such Person is a party, except as expressly provided herein. All terms and provisions and all rights and remedies of the Administrative Agent and the Lenders under the Credit Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

ARTICLE V

MISCELLANEOUS

Section 5.1 Ratifications. This Amendment modifies and supersedes all inconsistent terms and provisions of the Credit Documents, and except as expressly modified and superseded by this Amendment, the Credit Documents are ratified and confirmed and continue in full force and effect. Borrowers, Administrative Agent and Lenders agree that the Credit Documents, as amended by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 5.2 Representations and Warranties. Each of the Borrowers hereby represents and warrants to Administrative Agent and Lenders that (a) this Amendment and any Credit Documents to be delivered under or in connection with this Amendment have been duly executed and delivered by each Borrower, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by any Borrower of this Amendment and any Credit Document to be delivered under or in connection with this Amendment except for the acceptance by the SBA of the forfeiture or surrender of the SBIC licenses of Western Financial and PMC Investment, (c) this Amendment and any Credit Documents to be delivered under or in connection with this Amendment are valid and binding upon each Borrower and are enforceable against each

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Borrower in accordance with their respective terms, (d) the execution, delivery, and performance by each Borrower of this Amendment and any Credit Documents to be delivered under or in connection with this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any applicable laws, agreements or understandings to which such Person is a party or by which such Person is bound (except any technical violation of SBA regulations applicable to an SBIC which results from the execution of this Amendment and the other Credit Documents and which would not reasonably be expected to result in a Material Adverse Event), (e) the representations and warranties contained in the Credit Agreement, as amended by this Amendment, and any other Credit Document are true and correct in all material respects as of the date of this Amendment (except for any representations and warranties that speak to a specific date prior to the date of this Amendment), (f) as of the date of this Amendment, no Potential Defaults or Events of Default exist, and (g) each Borrower (other than First Western) is jointly and severally liable for all Obligations outstanding on the Fourth Amendment Effective Date and all Obligations incurred thereafter.

Section 5.3 References. All references in the Credit Documents to the “Credit Agreement” refer to the Credit Agreement as amended by this Amendment. This Amendment is a “Credit Document” as referred to in the Credit Agreement and the provisions relating to Credit Documents in the Credit Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.

Section 5.4 Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

Section 5.5 Parties Bound. This Amendment binds and inures to the benefit of each Borrower, Agent and each Lender and their respective successors and assigns.

Section 5.6 Entirety. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SU BSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank.]

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BORROWERS:

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

FIRST WESTERN SBLC, INC.

By:	/s/ Barry N. Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

NEW BORROWERS:

WESTERN FINANCIAL CAPITAL CORPORATION

By:	/s/ Barry N. Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

PMC INVESTMENT CORPORATION

By:	/s/ Barry N. Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., individually, as a Lender and as Administrative Agent

/s/ Brooke Tankersley
By:	Brooke Tankersley
Title:	Underwriter II

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE

ANNEX I

CREDIT AGREEMENT

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – ANNEX I

ANNEX 1 TO FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

among

PMC COMMERCIAL TRUST,

FIRST WESTERN SBLC, INC.,

WESTERN FINANCIAL CAPITAL CORPORATION, and

PMC INVESTMENT CORPORATION,

as Borrowers

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

And

THE LENDERS NAMED HEREIN,

as Lenders

DECEMBER 28, 2010

UP TO $40,000,000 SENIOR REVOLVING CREDIT FACILITIES

$30,000,000 SENIOR TERM LOAN

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE i

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE ii

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE iii

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SCHEDULES

Schedule 2	-	Lenders and Commitments
Schedule 6.3	-	Information Regarding Companies
Schedule 6.8	-	Litigation
Schedule 8.2	-	Existing Debt
Schedule 8.3	-	Existing Liens

EXHIBITS

Exhibit A	-	Revolving Note
Exhibit A-2	-	Term Loan Note
Exhibit B	-	Borrowing Request
Exhibit C	-	Conversion Notice
Exhibit D	-	Compliance Certificate
Exhibit E	-	Assignment Agreement

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE v

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 28, 2010, among PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC”), FIRST WESTERN SBLC, INC., a Florida corporation (“First Western”), WESTERN FINANCIAL CAPITAL CORPORATION, a Florida corporation (“Western Financial”), PMC INVESTMENT CORPORATION, a Florida corporation (“PMC Investment”), (collectively PMC, First Western, Western Financial and PMC Investment, the “Borrowers” and individually, a “Borrower”), certain Lenders (defined below) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (successor-in-interest to Bank One, NA), as Administrative Agent (defined below) for itself and the other Lenders.

PRELIMINARY STATEMENT:

A. PMC, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of February 29, 2004, as amended through the date hereof (as amended, the “Existing Credit Agreement”).

B. On the Fourth Amendment Effective Date, PMC and First Western have requested and the Administrative Agent and the Lenders have agreed to amend the PMC Revolving Facility to add both Western Financial and PMC Investment as borrowers, to add a new term loan, and to amend, modify and restate the Existing Credit Agreement upon the terms and conditions hereinafter set forth.

ACCORDINGLY, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, Borrowers, Administrative Agent and Lenders agree as follows:

SECTION 1. DEFINITIONS AND TERMS.

1.1 Definitions. As used in the Credit Documents:

“Adjusted One Month LIBOR Rate” means, with respect to a CBFR Borrowing for any day, an interest rate per annum equal to the sum of (i) 2.50% plus (ii) the LIBOR Rate for one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the LIBOR Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day.

“Administrative Agent” means JPMorgan Chase Bank, National Association (successor-in-interest to Bank One, NA) (or its successors appointed under Section 12), acting as administrative, managing and syndication agent for Lenders under the Credit Documents.

“Affiliate” of a Person means any other Person who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract or otherwise) and (b) the Companies are “Affiliates” of each other.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 1

“Applicable Margin” means, for any day, for the Revolving Facilities and the Term Loan as applicable and as set forth below, the margin of interest under or over the CB Floating Rate or the LIBOR Rate, as the case may be, that is applicable when the CB Floating Rate or LIBOR Rate, as applicable, is determined under this agreement, which margin of interest shall be as follows:

Type of Borrowing	Applicable Margin for the Revolving Facilities	Applicable Margin for the Term Loan
CB Floating Rate	-0.50%	0.50%
LIBOR Rate	2.00%	2.50%

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) unencumbered cash and cash equivalents of the Borrowers, plus (ii) the aggregate outstanding principal balance of all unencumbered Commercial Loans then owned by the Borrowers less (A) the government guaranteed portion of First Western loans that have been sold pursuant to secondary market loan sales, (B) the Retained Loan Discount, and (C) loans identified as Doubtful Loans or Substandard Loans in accordance with the loan classification methodology currently used by the Borrowers to (b) the difference of (i) the aggregate amount of Debt of the Borrowers, minus (ii) the aggregate principal amount outstanding under the Junior Subordinated Notes. For the avoidance of doubt, the Asset Coverage Ratio shall be calculated with respect to the four Borrowers only and not any of the other Companies or any CIM Entity or other subsidiary.

“Assignment” means any assignment described in Section 13.3.

“Borrower” and “Borrowers” are defined in the preamble to this agreement.

“Borrowing” means any amount disbursed (a) by one or more Lenders to or on behalf of any Borrower under the Credit Documents, either as an original disbursement of funds or a renewal, extension, modification or continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy a Company’s obligations under, any Credit Document.

“Borrowing Date” is defined in Section 2.2(a).

“Borrowing Request” means a request, subject to Section 2.2(a), Section 2.6(a) or Section 2.9(a), as applicable, substantially in the form of Exhibit B and otherwise in form and scope acceptable to Administrative Agent.

“Business Day” means (a) for purposes of any LIBOR Rate Borrowing, a day when commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday and any other day that most commercial banks in Texas are closed.

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“Capital Lease” means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

“CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall, on any day, not be less than the Adjusted One Month LIBOR Rate. The CB Floating Rate is a variable rate and any change in the CB Floating Rate due to any change in the Prime Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.

“CBFR Borrowing” means a Borrowing bearing interest at the sum of the CB Floating Rate plus the Applicable Margin for CBFR Borrowings.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.

“Change of Control” means any one or more of the following: (i) 100% of the total equity interests of any Borrower or any other Company (except PMC) is not owned by PMC (either directly or indirectly), (ii) all or any portion of the equity interests of First Western, Western Financial, PMC Investment, PMC Funding Corp., PMC Asset Holding, PMCT Asset Holding LLC, PMC Properties, Inc., FW Asset Holding, LLC or PMC Joint Venture 2003, LLP are owned, directly or indirectly, by any CIM Entity (other than indirectly solely as a result of PMC’s ownership in each such entity), (iii) Urban Partners GP, LLC or any wholly-owned Subsidiary of PMC shall cease to be the sole general partner of CIM Urban Partners, L.P., (iv) CIM Urban REIT Management, L.P. shall cease to be the sole advisor of CIM Urban Partners, L.P., (v) PMC shall cease to own, directly or indirectly, at least fifty-one percent (51%) of the equity interests of CIM Urban Partners, L.P.; (vi) a Subsidiary of CIM Group, LLC shall cease to be the sole manager of Urban Partners GP, LLC or any permitted successor general partner of CIM Urban Partners, L.P.; (vii) CIM Group, LLC shall cease to control, directly or indirectly, (a) the sole manager of Urban Partners GP, LLC (or any permitted successor general partner of CIM Urban Partners, L.P.) or (b) CIM Urban REIT Management, L.P, or (viii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of PMC cease to be composed of individuals (a) who were members of that board or equivalent governing body on the first day of such period, (b) whose election or nomination to that board or equivalent governing body was approved by a vote of the majority of the individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board or other equivalent governing body was approved by a vote of the majority of the individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (b) and clause (c), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), or (d) who became members of the board of directors or other equivalent governing body as a result of (w) the retirement/resignation of any director or trustee as a result of compliance with any written policy of PMC requiring retirement/resignation from the board upon reaching the retirement age specified in such policy,

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 3

(x) the death or disability of any director or trustee, (y) satisfaction of any requirement for the majority of the members of the board of directors or equivalent governing body to qualify under applicable law as independent directors or trustees or (z) the replacement of any director or trustee who is an officer or employee of PMC, CIM Group, LLC, or an affiliate of PMC or CIM Group, LLC, with any other officer or employee of PMC, CIM Group, LLC, or an affiliate of PMC or CIM Group, LLC.

“CIM Entities” means, collectively, Urban Partners II, LLC, Urban Partners GP, LLC, CIM Group LLC, a Delaware limited liability company, CIM Urban REIT, LLC, a Delaware limited liability company, CIM Urban Partners, L.P., a Delaware limited liability company, CIM Merger Sub, LLC, a Delaware limited liability company and their subsidiaries as they exist immediately prior to the consummation of the CIM Merger.

“CIM Merger” means the transactions to be effectuated pursuant to the CIM Merger Agreement.

“CIM Merger Agreement” means that certain Agreement and Plan of Merger dated as of July 8, 2013, by and among PMC, CIM Urban REIT, LLC, and their respective merger subsidiaries, as such agreement is in effect on the Fourth Amendment Effective Date, and with such changes thereto that have been approved in writing by the Administrative Agent.

“Closing Date” means the date upon which this agreement has been executed by Borrowers, Lenders and Administrative Agent and all conditions precedent specified in Section 5.1 have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986.

“Commercial Loan Obligor” means each Person who is obligated or liable for the payment or performance of all or any portion of a Commercial Loan.

“Commercial Loans” means loans made by any Company to any Person (other than an Affiliate of the Companies) for business or commercial purposes and not for family consumer or household use, which loans are secured by real property or personal property.

“Commitment Usage” means, at the time of any determination thereof, the aggregate Principal Debt outstanding under the PMC Revolving Facility or the First Western Revolving Facility, as applicable.

“Committed Sum” means, for any Lender, the amount (subject to increase, reduction or cancellation as provided in this agreement) stated beside its name on Schedule 2, as such amount may be (a) increased in accordance with the terms hereof and the definition of Total Commitment Amount and (b) adjusted pursuant to permitted assignments in accordance with the terms of this agreement.

“Companies” means at any time, PMC, First Western, Western Financial, PMC Investment, PMC Funding Corp., PMC Asset Holding, PMCT Asset Holding LLC, PMC Properties, Inc., FW Asset Holding, LLC and PMC Joint Venture 2003, LLP. For the avoidance of doubt, the defined term “Companies” will not include any of the CIM Entities or Southfork. “Company” means any one of the Companies, as applicable in the context used.

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“Compliance Certificate” means a certificate substantially in the form of Exhibit D, and otherwise in form and scope satisfactory to Administrative Agent, and signed by a Responsible Officer of PMC.

“Consequential Loss” means any loss, expense or reduction in yield (but not any Applicable Margin) that any Lender reasonably incurs because (a) one or more Borrowers fails or refuses (for any reason whatsoever other than a default by Administrative Agent or a Lender claiming that loss, expense or reduction in yield) to take any Borrowing that it has requested under this agreement or (b) one or more Borrowers prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.

“Consolidated CIM Entities” means, collectively, Urban Partners GP, LLC, CIM Urban Partners, L.P., a Delaware limited liability partnership and CIM Merger Sub, LLC, a Delaware limited liability company and their subsidiaries as they exist immediately prior to the consummation of the CIM Merger.

“Consolidated Companies” means, at any time, PMC and each of its Subsidiaries, (in each case, specifically including the Consolidated CIM Entities.

“Conversion Notice” means a notice and request from any Borrower to Administrative Agent, subject to Section 3.10, substantially in the form of Exhibit C, and otherwise in form and scope satisfactory to Administrative Agent.

“Credit Documents” means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement, (b) all agreements, documents, notes and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with (i) all or any part of the Obligation and (ii) all or any part of the Revolving Facilities and Term Loan, including, without limitation, any Guaranty (other than Assignments), and (c) all renewals, extensions, modifications and restatements of, and amendments and supplements to, any of the foregoing, which are made in accordance with the provisions of the respective Credit Documents.

“Current Financials,” unless otherwise specified:

(a) means either (i) the Consolidated Companies’ consolidated Financials for the year ended December 31, 2009, or (ii) at any time after annual Financials are first delivered under Section 7.1(a), the Consolidated Companies’ annual Financials then most recently delivered to Administrative Agent under Section 7.1(a), together with the Consolidated Companies’ quarterly Financials then most recently delivered to Administrative Agent under Section 7.1(b); but

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(b) does not include the results of operation and cash flows for any Consolidated Company for the time period before it becomes a member of the Consolidated Companies.

“Debt” means, with respect to any Person on any date of determination (without duplication), (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, which are paid when due in accordance with ordinary course payment terms or which are being contested in good faith in appropriate proceedings, (d) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts or loans receivable, (e) all direct or contingent obligations in respect of letters of credit, (f) Capital Lease obligations, (g) liabilities secured (or for which the holder of any obligations or liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person and (h) all guaranties, endorsements and other contingent obligations for liabilities, obligations or the maintenance of the financial condition of others, including obligations to repurchase or purchase properties or to maintain or cause to maintain any financial condition. For purposes of this agreement, “Debt” shall not include amounts consisting of cash proceeds received by any Person from the government guaranteed loans sold for premiums and excess spread that are required by GAAP to be reflected on the balance sheet of such Person as secured borrowings.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable laws providing for liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or suspension of payments or similar Governmental Requirements affecting creditors’ Rights.

“Default Rate” means, for any day, an annual interest rate equal to the lesser of either (a) the CB Floating Rate on such day plus 3.0% or (b) the Maximum Rate.

“Distribution” means, with respect to any shares of any beneficial interests, capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, repurchase or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities and (d) any other payment by that Person with respect to those securities.

“Doubtful Loan” means any Commercial Loan that is not complying with its contractual terms, the collection of the balance of the principal is considered impaired and on which the fair value of the collateral securing such Commercial Loan is less than the remaining unamortized principal balance of such Commercial Loan.

“EBITDA” means, with respect to any Person and for any period (without duplication) an amount equal to (a) Net Income, plus (b) to the extent deducted in calculating Net Income, the sum of (i) Interest Expense, plus (ii) Tax expense, plus (iii) depreciation and amortization from its continuing operations, minus (c) to the extent included in calculating Net Income, any gains that are extraordinary items.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 6

“Employee Plan” means any employee pension benefit plan (a) covered by Title IV of ERISA and established or maintained by any Borrower or any ERISA Affiliate (other than a Multiemployer Plan) or (b) established or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes, under the Governmental Requirements of any foreign country.

“Environmental Investigation” means any health, safety or environmental site assessment, investigation, study, review, audit, compliance audit or compliance review conducted at any time or from time to time (whether at the request of Administrative Agent or any Lender, upon the order or request of any Governmental Authority, or at the voluntary instigation of any Company or Affiliate of any Company or otherwise) concerning any Real Property or the business operations or activities of any Company or Affiliate of any Company, including, without limitation, (a) air, soil, groundwater or surface water sampling and monitoring, (b) repair, cleanup, remediation, or detoxification, (c) preparation and implementation of any closure, remedial, spill, emergency or other plans, and (d) any health, safety or environmental compliance audit or review.

“Environmental Law” means any applicable Governmental Requirement that relates to (a) the condition of air, ground or surface water, soil, or other environmental media, (b) the environment or natural resources, (c) safety or health, (d) the regulation of any contaminants, wastes, and Hazardous Substances, including, without limitation, CERCLA, OSHA, the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), state and local Governmental Requirements, and any future Governmental Requirements which may be enacted or adopted, in each case, now existing or hereafter adopted, which are analogous to any of the preceding referenced requirements, or (e) the Release or threatened Release of Hazardous Substances.

“Environmental Liability” means any liability, loss, fine, penalty, charge, lien, damage, cost or expense of any kind to the extent that it results directly or indirectly, in whole or in part, (a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the Release or threatened Release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of any Company’s or any Affiliate of any Company’s use, storage, handling, or Release or threatened Release of a Hazardous Substance, or (g) from any Environmental Investigation performed at, on, or for any Real Property.

“Environmental Lien” means any Lien imposed as a result of the operation of any Environmental Law.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 7

“Environmental Permit” means any permit or license from any Person defined in clause (a) of the definition of Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process or other activity.

“Equity Issuance” means the issuance by PMC of any shares of any class of beneficial interests, stock, warrants, options or other equity interests, whether pursuant to a public offering or otherwise, but does not include (a) any present and future shares of beneficial interests, stock, options or warrants issued to employees or trust managers of PMC, or (b) any present and future shares of beneficial interests, stock, options or warrants issued in respect of any dividend reinvestment plan established and maintained by PMC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of any Borrower’s controlled group or is under common control with any Borrower within the meaning of Section 414 of the Code (which provisions are deemed by this agreement to apply to Foreign Persons).

“Event of Default” is defined in Section 10.

“Existing Credit Agreement” is defined in the recitals of this agreement.

“Existing Debt” is defined in Section 8.2(a).

“Existing Liens” is defined in Section 8.3(a).

“Federal Funds Rate” means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Administrative Agent (which determination is conclusive and binding, absent manifest error) to be equal to (a) the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day or (b) if the rates referred to in the preceding clause (a) are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

“Financials” of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year-end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

“First Western” is defined in the preamble to this agreement.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 8

“First Western Commitment” means an amount equal to $20,000,000.

“First Western Revolving Facility” means the revolving line of credit facility described in Section 2.8.

“First Western Revolving Note” means one of the promissory notes executed by First Western in favor of a Lender pursuant to this agreement, substantially in the form of Exhibit A and otherwise in form and scope acceptable to Administrative Agent and that Lender.

“Foreign” means, in respect of any Person, a Person organized under the Governmental Requirements of a jurisdiction other than, or domiciled outside of, the United States of America or one of its states, territories, commonwealths, or possessions.

“Fourth Amendment Effective Date” means March 10, 2014.

“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

“Governmental Authority” means any (a) local, state, territorial, federal or Foreign judicial, executive, regulatory, administrative, legislative or governmental agency, board, bureau, commission, department or other instrumentality, (b) private arbitration board or panel or (c) central bank.

“Governmental Requirements” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Governmental Authority.

“Guarantor” means any Subsidiary of a Borrower that is a Company which has entered into a Guaranty of the Obligation, which such Guaranty remains valid, binding and enforceable against such Company, except as that enforceability may be limited by Debtor Relief Laws and general principles of equity.

“Guaranty” means any guaranty agreement executed by PMC or any other Company in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this agreement, all in form and scope acceptable to Administrative Agent.

“Hazardous Substance” means (a) any substance that is reasonably expected to require removal, remediation, or other response under any Environmental Law, (b) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, dangerous, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of § 101(14) of CERCLA, (c) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (d) asbestos and asbestos-containing materials in any form, (e) polychlorinated biphenyls; (f) urea formaldehyde foam, or (g) any substance the presence of which on any Real Property either (i) poses or threatens to pose a hazard to the health or safety of persons or to the environment, or (ii) could reasonably be expected to constitute a health or safety hazard to persons or the environment if emanated or migrated from the Real Property.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 9

“Interest Expense” means, with respect to any Person and for any period (without duplication), all interest on that Person’s Debts, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including, without limitation, the interest component of Capital Leases), as determined by GAAP.

“Interest Period” is determined in accordance with Section 3.9.

“Investment” means, in respect of any Person, any loan, advance, extension of credit or capital contribution to that Person, any investment in that Person, or any purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person.

“JPMorgan Chase” means JPMorgan Chase Bank, National Association, in its individual capacity as a Lender, and its successors and assigns.

“Junior Subordinated Notes” means the Debt of PMC evidenced by notes payable of approximately $27,070,000, due March 30, 2035, which is subordinated to the Obligation.

“Lenders” means the financial institutions (including, without limitation, Administrative Agent in respect of its share of Borrowings) from time to time party hereto and, subject to this agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this agreement). Lenders on the Fourth Amendment Effective Date are listed on Schedule 2 hereto.

“LIBOR Rate” means, for a LIBOR Rate Borrowing and for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate that deposits in United States dollars are offered to Administrative Agent in the London interbank market at approximately 11:00 a.m. London, England time two Business Days before the first day of that Interest Period as shown on Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service (together with any successor or substitute, the “Service”), or such other page or pages as may replace such pages on the Service for the purpose of displaying such rate (provided that if such rate is not available on the Service then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar independent service available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in the Service) in an amount comparable to that LIBOR Rate Borrowing and having a maturity approximately equal to that Interest Period by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.

“LIBOR Rate Borrowing” means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin for LIBOR Rate Borrowings.

“Lien” means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor’s claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 10

“Litigation” means any action, proceeding, investigation or hearing by or before any Governmental Authority.

“Loan Obligor” means any Mortgage Loan Obligor and/or Commercial Loan Obligor.

“Material Adverse Event” means any circumstance or event that, individually or collectively, is reasonably expected to result (at any time before the Total Commitment Amount is fully canceled or terminated and the Obligation is fully paid and performed) in any (a) material impairment of (i) the ability of any Borrower or any other Company to perform any of its payment or other material obligations under any Credit Document or (ii) the ability of Administrative Agent or any Lender to enforce any of those obligations or Rights under the Credit Documents, (b) material and adverse effect on the business, management or financial condition of Borrowers or of the Companies as a whole, as represented to Lenders in the Current Financials, or (c) Event of Default or Potential Default.

“Maximum Amount” and “Maximum Rate” respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirements of the State of Texas or federal laws of the United States of America (as applicable), that Lender is permitted to contract for, charge, take, reserve or receive on the Obligation.

“Mortgage” means a mortgage, deed of trust or trust deed that grants a perfected first-priority Lien (or a second- or third-priority Lien in the case of Second-Lien Loans and Third-Lien Loans, respectively) on a Project.

“Mortgage Loan” means a commercial mortgage loan (i.e. not for family, consumer or household use) made by a Company that is evidenced by a valid promissory note and is secured by a Mortgage.

“Mortgage Loan Documents” means, with respect to each Mortgage Loan, the documents designated as such on Schedule 5.2.

“Mortgage Loan Obligor” means each Person who is obligated or liable for the payment or performance of all or any portion of a Mortgage Loan.

“Multiemployer Plan” means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (or any similar type of plan established or regulated under the Governmental Requirements of any foreign country) to which any Borrower or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

“Net Income” of any Person means that Person’s profit or loss determined in accordance with GAAP.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 11

“Net Proceeds” means the net proceeds, whether received in cash or otherwise, received before, on or after the date of consummation of a subject transaction, by any Person from such transaction, after payment of (a) all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorney’s fees and closing costs), and (b) any Debt (other than the Obligation) relating to the assets being sold which must be repaid in connection with such subject transaction.

“Net Worth” means, for any Person, total beneficiaries’ or stockholders’ equity, as applicable, as determined in accordance with GAAP.

“Notes” means, at the time of any determination thereof, all outstanding and unpaid Revolving Notes and the Term Loan Notes.

“Obligation” means (a) all present and future Debts, liabilities and obligations of any Company to Administrative Agent, or any Lender and related to any Credit Document, whether principal, interest, fees, costs, attorneys’ fees or otherwise, (b) all present and future Rate Management Obligations, (c) any of the foregoing amounts that would become due but for the operation of 11 U.S.C. § 502 and 503 or any other provision of Title 11 of the United States Code, (d) all present and future pre- and post-maturity interest on any of the foregoing, including all post-petition interest if any Company voluntarily or involuntarily files for protection under any Debtor Relief Law, and (e) renewals, extensions, rearrangements and modifications of any character whatsoever of any the foregoing.

“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq.

“Participant” is defined in Section 13.2(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Performing Commercial Loans” means a Commercial Loan with respect to which (i) no payment of principal or interest is 61 days or more past due (whether under the initial payment plan or a modified payment plan established pursuant to a workout), and (ii) there is no claim of fraud in connection with the origination of such Commercial Loan.

“Permitted Asset Sale” means (a) any sale of assets which are obsolete or are no longer in use and which are not significant to the continuation of the Companies’ business, (b) any sale of REO Property, (c) any sale of the government guaranteed portion of Commercial Loans and Mortgage Loans, (d) any sale and disposition in the ordinary course of business on current market terms, and (e) any other sales and dispositions approved in writing in advance by Administrative Agent.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 12

“Permitted Debt” is defined in Section 8.2.

“Permitted Investments” is defined in Section 8.7.

“Permitted Liens” is defined in Section 8.3.

“Person” means any individual, entity or Governmental Authority.

“PMC” is defined in the preamble to this agreement.

“PMC Commitment” means on any date of determination, an amount (subject to increase, reduction or cancellation as herein provided) equal to (a) the applicable Total Commitment Amount on such date, minus (b) the Commitment Usage under the First Western Revolving Facility on such date.

“PMC Revolving Facility” means the revolving line of credit facility described in Section 2.1.

“PMC Revolving Note” means one of the promissory notes executed by Specified Borrowers in favor of a Lender pursuant to this agreement, substantially in the form of Exhibit A and otherwise in form and scope acceptable to Administrative Agent and that Lender.

“Potential Default” means any event, occurrence or circumstance the existence of which, upon any required notice, time lapse, or both, could become an Event of Default.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE JPMORGAN CHASE’S LOWEST RATE.

“Principal Debt” means, at any time, the unpaid principal balance of all Borrowings.

“Pro Rata” and “Pro Rata Part” mean, at any time and for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt owed to all Lenders.

“Projects” means the commercial real estate projects owned from time to time by Loan Obligors which are subject to perfected Liens which secure Mortgage Loans or Commercial Loans owned by Companies. The term “Project” means and includes the land and all appurtenances, servitudes, easements, rights, privileges, prescriptions and advantages belonging or in any way appertaining to the land and all buildings, fixtures, improvements, equipment and other property, whether real, personal or mixed, located upon the land or used or intended to be used in connection with the land or buildings, fixtures or improvements thereon.

“Purchaser” is defined in Section 13.3.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 13

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and any Lender or any Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Property” means any land, buildings, fixtures and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company or subleased by any Company to any other Person.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“REIT” means a “real estate investment trust” as defined in the Code.

“Release” means any “release” as defined under any Environmental Law.

“REO Property” means real property acquired through foreclosure, deed-in-lieu of foreclosure, workout of a loan transaction secured by such real estate or similar process.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to an Employee Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 14

“Representatives” means, with respect to a Person, its representatives, officers, directors, employees, accountants, attorneys, insurers, shareholders and agents.

“Required Lenders” means any combination of one or more Lenders holding (directly or indirectly) at least either (a) prior to the Termination Date, 66 2/3% of the sum of (i) the Total Commitment Amount plus (ii) the outstanding amount of the Term Loan, or (b) on and after the Termination Date, 66 2/3% of the Principal Debt.

“Reserve Requirement” means, for any LIBOR Rate Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Governmental Requirements, including, without limitation, Regulation D) applicable to eurocurrency fundings or liabilities, as of the first day of that Interest Period, in amount and maturity of such Borrowing.

“Responsible Officer” means a Borrower’s chairman, president, chief executive officer, chief financial officer, chief operating officer, executive vice president or, with respect to non-financial matters, its general counsel.

“Retained Loan Discount” means the remaining unamortized discount pertaining to the retained portion of Commercial Loans originated by First Western. The Retained Loan Discount is recorded upon sale of the SBA guaranteed portion of a Commercial Loan which is accounted for as a sale in accordance with GAAP. The discount is initially recorded as a reduction in basis of the retained portion of a Commercial Loan originated by First Western and accreted to income over the estimated life of the Commercial Loan.

“Revolving Facilities” means collectively, the PMC Revolving Facility and the First Western Revolving Facility, and “Revolving Facility” means any one of the PMC Revolving Facility or the First Western Revolving Facility as applicable in the context used.

“Revolving Notes” means collectively, the PMC Revolving Notes and the First Western Revolving Notes.

“Rights” means rights, remedies, powers, privileges and benefits.

“SBA” means the U.S. Small Business Administration.

“SBIC” means a Person that is a Small Business Investment Company as licensed by the U.S. Small Business Administration.

“Second-Lien Loan” means a Mortgage Loan secured by a Mortgage granting a second-priority Lien on a Project, subject only to the first-priority Lien on the same project in favor of the applicable Company.

“Solvent” means, as to any Person, that (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its debts as they mature and (c) such Person does not have unreasonably small capital to conduct its businesses.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 15

“Southfork” means Southfork Merger Sub, LLC, a Delaware limited liability company.

“Specified Borrowers” means collectively, PMC, Western Financial and PMC Investment. “Specified Borrower” means any one of the Specified Borrowers, as applicable in the context used.

“Specified Percentage” means, for any Lender on any date of determination, the proportion (stated as a percentage) that its Committed Sum bears to the Total Commitment Amount.

“Stated Termination Date” means June 30, 2015.

“Subsidiary” of any Person means any other Person of which (a) more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person or (b) such Person serves as a general partner or in a similar capacity. Notwithstanding the foregoing, the term “Subsidiary” when used herein with respect to PMC refers only to First Western, Western Financial, PMC Investment, PMC Funding Corp., PMC Asset Holding, PMCT Asset Holding LLC, PMC Properties, Inc., FW Asset Holding, LLC and PMC Joint Venture 2003, LLP. Unless specifically stated herein to apply to another Person, the term “Subsidiary” when used herein will mean all Companies except PMC. For the avoidance of doubt, Southfork and its Subsidiaries that are CIM Entities shall NOT be included in the definition of “Subsidiary” when that term is used with respect to PMC, First Western and/or the other Borrowers and Companies.

“Substandard Loan” means any Commercial Loan that is either not complying or had previously not complied with its contractual terms and has other credit weaknesses which may make payment default or principal exposure likely but not yet certain.

“Taxes” means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income or any of its properties, franchises or assets.

“Term Loan” means the term loan described in Section 2.5.

“Term Loan Note” means one of the promissory notes executed by Specified Borrowers in favor of a Lender pursuant to this agreement, substantially in the form of Exhibit A-2 and otherwise in form and scope acceptable to Administrative Agent and that Lender.

“Term Loan Termination Date” means the earlier of (a) September 10, 2014 and (b) the first date after the Fourth Amendment Effective Date that the Term Loan is repaid in full.

“Termination Date” means the earlier of (a) the Stated Termination Date and (b) the effective date that the Lenders’ commitments to lend under the Revolving Facilities under this agreement are fully canceled or terminated.

“Third-Lien Loan” means a Mortgage Loan secured by a Mortgage granting a third-priority Lien on a Project, subject only to the first- and second-priority Liens on the same project in favor of a Borrower.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 16

“Total Commitment Amount” means, with respect to the Revolving Facilities, $25,000,000, provided that, notwithstanding the foregoing, so long as there exists no Event of Default or Potential Default on the Term Loan Termination Date and the Term Loan has been repaid in full, such $25,000,000 amount shall automatically increase on the Term Loan Termination Date to $40,000,000.

“Total Commitment Usage” means, at the time of any determination thereof, the aggregate Principal Debt outstanding under both the PMC Revolving Facility and the First Western Revolving Facility.

“Type” means any type of Borrowing determined with respect to the applicable interest option.

“UCC” means the Uniform Commercial Code as enacted in Texas or other applicable jurisdictions.

“Wholly-owned” when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (or equivalent interests) are owned by PMC or one or more of its Wholly-owned Subsidiaries or Southfork, and that are not owned in whole or in part, directly or indirectly, by one or more of the Consolidated CIM Entities.

1.2 Time References. Unless otherwise specified, in the Credit Documents (a) time references (e.g., 10:00 a.m.) are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word “from” means “from and including” and the word “to” or “until” means “to but excluding.”

1.3 Other References. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit and similar references are to the particular Credit Document in which they are used, (e) references to “telecopy,” “telefax,” “facsimile,” “fax” or similar terms are to facsimile or telecopy transmissions, (f) references to “including” mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items, following references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (h) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it and (j) references to any Credit Document or other document include every renewal and extension of it, amendment, modification and supplement to it, and replacement or substitution for it, as each is made in accordance with the applicable provisions of such Credit Document.

1.4 Accounting Principles. Unless otherwise specified, in the Credit Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, and (c) all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period; provided that, notwithstanding the foregoing, when making financial determinations under Section 9, such determinations shall be made as specified therein.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 17

SECTION 2. BORROWING FACILITIES.

2.1 PMC Revolving Facility. Subject to and in reliance upon the terms, conditions, representations and warranties in the Credit Documents, each Lender severally and not jointly agrees to lend to the Specified Borrowers, such Lender’s Specified Percentage of one or more Borrowings under the PMC Revolving Facility not to exceed such Lender’s Committed Sum, which, subject to the Credit Documents, the Specified Borrowers may borrow, repay and reborrow under this agreement, provided that (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date, (b) each such Borrowing shall be in an amount not less than $500,000 or a greater integral multiple of $100,000, (c) on any date of determination, the Commitment Usage under the PMC Revolving Facility shall never exceed the PMC Commitment and (d) on any date of determination, the aggregate Commitment Usage under the PMC Revolving Facility and the First Western Revolving Facility shall never exceed the Total Commitment Amount applicable at such time. The obligations of the Specified Borrowers under the PMC Revolving Facility, this agreement and under all of the other Credit Documents shall be joint and several in all respects.

2.2 PMC Borrowing Procedure. The following procedures apply to all Borrowings under the PMC Revolving Facility:

(a) PMC Borrowing Request. Any Specified Borrower may request a Borrowing only by making or delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on each of the Specified Borrowers, stating the Type, amount and, if applicable, Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the date on which funds are requested (the “Borrowing Date”) for any LIBOR Rate Borrowing or (ii) 10:00 a.m. on the Borrowing Date for any CBFR Borrowing. Administrative Agent shall promptly notify each Lender of any Borrowing Request.

(b) Funding. Each Lender shall remit its Specified Percentage of each requested Borrowing to Administrative Agent’s principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Specified Borrowers or waived by the requisite Lenders under Section 14.10) make those funds available to the specified Specified Borrower by (at the Specified Borrowers’ option) (i) wiring the funds to or for the account of the specified Specified Borrower at the direction of any Specified Borrower or (ii) depositing the funds in the specified Specified Borrower’s account with Administrative Agent.

(c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Specified Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 18

Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Specified Borrowers a corresponding amount. If a Lender fails to make its Specified Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from the Specified Borrowers on a joint and several basis. No Lender is responsible for the failure of any other Lender to make its Specified Percentage of any Borrowing; however, failure of any Lender to make its Specified Percentage of any Borrowing does not excuse any other Lender from making its Specified Percentage of any Borrowing.

2.3 PMC Borrowing Requests. Each Borrowing Request constitutes a representation and warranty by the Specified Borrowers that as of the Borrowing Date, all of the conditions precedent for that Borrowing in Section 5 have been satisfied.

2.4 Reduction or Termination of PMC Commitment. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, the Specified Borrowers may terminate in whole or in part the unused portion of the PMC Commitment; provided that: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $2,500,000; (b) the amount of the PMC Commitment may not be reduced below the Commitment Usage at such time; (c) the amount of the PMC Commitment may not be reduced below the First Western Commitment; and (d) each reduction shall be allocated among the Lenders in accordance with their respective Specified Percentages. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the PMC Commitment shall be effective on the Business Day specified in Specified Borrowers’ notice (which date must be at least three Business Days after Specified Borrowers’ delivery of such notice). In the event that the PMC Commitment is reduced to zero at a time when there is no outstanding Principal Debt, this agreement shall be terminated (except for any indemnification or expense reimbursement provisions in this agreement which survive the termination of this agreement) and all commitment fees and other fees then earned and unpaid hereunder and all other amounts constituting part of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

2.5 Term Loan. Subject to and in reliance upon the terms, conditions, representations and warranties in the Credit Documents, each Lender severally and not jointly agrees to lend in one advance on the Fourth Amendment Effective Date a term loan to the Specified Borrowers in the amount of such Lender’s Specified Percentage of $30,000,000. The term loan may be borrowed in one advance on the Fourth Amendment Effective Date only and once borrowed may not be reborrowed. No repayment or prepayment of the Term Loan may be reborrowed. The obligations of the Specified Borrowers under the Term Loan, this agreement and under all of the other Credit Documents shall be joint and several in all respects.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 19

2.6 Initial Borrowing of the Term Loan. The following procedures apply to the Borrowing under the Term Loan:

(a) Borrowing Request. The Specified Borrowers may request a Borrowing on the Fourth Amendment Effective Date only by making or delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on the Specified Borrowers stating the Type, amount and, if applicable, Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the Fourth Amendment Effective Date for any LIBOR Rate Borrowing or (ii) 10:00 a.m. on the Fourth Amendment Effective Date for any CBFR Borrowing. Administrative Agent shall promptly notify each Lender of any Borrowing Request.

(b) Funding. Each Lender shall remit its Specified Percentage of the Term Loan to Administrative Agent’s principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the Fourth Amendment Effective Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Specified Borrowers or waived by the requisite Lenders under Section 14.10) make those funds available to the Specified Borrowers by (at the Specified Borrowers’ option) (i) wiring the funds to or for the account of the specified Specified Borrower at the direction of any of the Specified Borrowers or (ii) depositing the funds in the specified Specified Borrower’s account with Administrative Agent.

(c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Specified Percentage of the Term Loan available to Administrative Agent on the Fourth Amendment Effective Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Specified Borrowers a corresponding amount. If a Lender fails to make its Specified Percentage of the Term Loan available to Administrative Agent on the Fourth Amendment Effective Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Fourth Amendment Effective Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from the Specified Borrowers on a joint and several basis. No Lender is responsible for the failure of any other Lender to make its Specified Percentage of the Term Loan; however, failure of any Lender to make its Specified Percentage of the Term Loan does not excuse any other Lender from making its Specified Percentage of any Borrowing.

2.7 Borrowing Requests. The Borrowing Request for the Term Loan constitutes a representation and warranty by each of the Specified Borrowers that as of the Fourth Amendment Effective Date, all of the conditions precedent for Borrowing the Term Loan in Section 5 have been satisfied.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 20

2.8 First Western Revolving Facility. Subject to and in reliance upon the terms, conditions, representations and warranties in the Credit Documents, each Lender severally and not jointly agrees to lend to First Western such Lender’s Specified Percentage of one or more Borrowings under the First Western Revolving Facility not to exceed such Lender’s Committed Sum, which, subject to the Credit Documents, First Western may borrow, repay and reborrow under this agreement, provided that (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date, (b) each such Borrowing shall be in an amount not less than $500,000 or a greater integral multiple of $100,000, (c) on any date of determination, the Commitment Usage under the First Western Revolving Facility shall never exceed the First Western Commitment, and (d) on any date of determination, the aggregate Commitment Usage under the PMC Revolving Facility and the First Western Revolving Facility shall never exceed the Total Commitment Amount applicable at such time.

2.9 First Western Borrowing Procedure. The following procedures apply to all Borrowings under the First Western Revolving Facility:

(a) Borrowing Request. First Western may request a Borrowing only by making or delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on First Western, stating the Type, amount and, if applicable, Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the Borrowing Date for any LIBOR Rate Borrowing or (ii) 10:00 a.m. on the Borrowing Date for any CBFR Borrowing. Administrative Agent shall promptly notify each Lender of any Borrowing Request.

(b) Funding. Each Lender shall remit its Specified Percentage of each requested Borrowing to Administrative Agent’s principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by First Western or waived by the requisite Lenders under Section 14.10) make those funds available to First Western by (at First Western’s option) (i) wiring the funds to or for the account of First Western at the direction of First Western or (ii) depositing the funds in First Western’s account with Administrative Agent.

(c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Specified Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to First Western a corresponding amount. If a Lender fails to make its Specified Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from First Western. No Lender is responsible for the failure of any other Lender to make its Specified Percentage of any Borrowing; however, failure of any Lender to make its Specified Percentage of any Borrowing does not excuse any other Lender from making its Specified Percentage of any Borrowing.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 21

2.10 First Western Borrowing Requests. Each Borrowing Request constitutes a representation and warranty by First Western that as of the Borrowing Date, all of the conditions precedent for that Borrowing in Section 5 have been satisfied.

2.11 Reduction or Termination of First Western Commitment. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, First Western may terminate in whole or in part the unused portion of the First Western Commitment; provided that: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $2,500,000; (b) the amount of the First Western Commitment may not be reduced below the Commitment Usage under the First Western Revolving Facility at such time; and (c) each reduction shall be allocated among the Lenders in accordance with their respective Specified Percentages. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the First Western Commitment shall be effective on the Business Day specified in First Western’s notice (which date must be at least three Business Days after First Western’s delivery of such notice).

SECTION 3. TERMS OF PAYMENT.

3.1 Notes and Payments.

(a) Notes. The Principal Debt outstanding under the PMC Revolving Facility shall be evidenced by the PMC Revolving Notes, one payable to each Lender executed by each of the Specified Borrowers on a joint and several basis in the maximum stated principal amount of such Lender’s Committed Sum under the PMC Revolving Facility as of the Fourth Amendment Effective Date. The Principal Debt outstanding under the First Western Revolving Facility shall be evidenced by the First Western Revolving Notes, one payable to each Lender executed by First Western in the maximum stated principal amount of such Lender’s Committed Sum under the First Western Revolving Facility as of the Fourth Amendment Effective Date. The Principal Debt outstanding under the Term Loan shall be evidenced by the Term Loan Notes, one payable to each Lender executed by each of the Specified Borrowers on a joint and several basis in the maximum stated principal amount of such Lender’s Specified Percentage of $30,000,000.

(b) Payment. The Borrowers must make each payment and prepayment on the Obligation to Administrative Agent’s principal office in Dallas, Texas in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Administrative Agent is deemed to receive the funds from the Borrowers.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 22

(c) Payment Assumed. Unless Administrative Agent has received notice from the Borrowers prior to the date on which any payment is due under this agreement, that the Borrowers will not make that payment in full, Administrative Agent may assume that the Borrowers have made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent the Borrowers do not make the full payment due to Administrative Agent, each Lender shall repay Administrative Agent on demand the amount distributed to that Lender by Administrative Agent, together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Federal Funds Rate.

3.2 Interest and Principal Payments.

(a) Interest. Interest on each LIBOR Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date and Term Loan Termination Date, as applicable; provided that if any Interest Period is a period greater than three months, then accrued interest shall also be due and payable on the date three months after the commencement of such Interest Period. Interest on each CBFR Borrowing shall be due and payable as it accrues on the last day of each month (commencing on the first of those dates that follows the Closing Date), and on the Termination Date and Term Loan Termination Date, as applicable.

(b) Principal. The Principal Debt under the PMC Revolving Facility and the First Western Revolving Facility is due and payable on the Termination Date. The Specified Borrowers promise to pay the Principal Debt outstanding under the PMC Revolving Facility on the Termination Date and First Western promises to pay the Principal Debt outstanding under the First Western Revolving Facility on the Termination Date. The Principal Debt under the Term Loan is due and payable on the Term Loan Termination Date, and the Specified Borrowers promise to pay the Principal Debt outstanding under the Term Loan on the Term Loan Termination Date. After giving Administrative Agent advance written notice of the intent to prepay, the Borrowers may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 10:00 a.m. on (A) the third Business Day preceding the date of prepayment of a LIBOR Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a CBFR Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $500,000 or a greater integral multiple of $100,000 thereof (if a LIBOR Rate Borrowing or a CBFR Borrowing); (iii) all accrued interest on the Obligation must also be paid in full, to the date of such prepayment; and (iv) the Borrowers shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, the facility or the subfacility hereunder being prepaid, the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of each of the Borrowers to make a prepayment on the date stated therein.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 23

(c) Mandatory Prepayments. On any date of determination, if the Commitment Usage under the PMC Revolving Facility exceeds the PMC Commitment then in effect, then the Specified Borrowers shall make a mandatory prepayment of the Principal Debt under the PMC Revolving Facility in at least the amount of any such excess, together with (A) all accrued and unpaid interest on the principal amount so prepaid and (B) any Consequential Loss arising as a result thereof. On any date of determination, if the Commitment Usage under the First Western Revolving Facility exceeds the First Western Commitment then in effect, then First Western shall make a mandatory prepayment of the Principal Debt under the First Western Revolving Facility in at least the amount of any such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof.

3.3 Interest Options. Except that the LIBOR Rate may not be selected when an Event of Default or Potential Default exists, and except as otherwise provided in this agreement, Borrowings bear interest at an annual rate equal to the lesser of (a) the CB Floating Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrowers), as the case may be and (b) the Maximum Rate. Each change in the CB Floating Rate, LIBOR Rate or Maximum Rate is effective, without notice to any Borrower or any other Person, upon the effective date of change. If the Borrowers do not designate the Type for a requested Borrowing, then the requested Borrowing shall be deemed to be a LIBOR Rate Borrowing with an Interest Period of one month (unless the LIBOR Rate is unavailable because of the conditions described in Sections 3.15 or 3.17, in which case the requested Borrowing will be deemed a CBFR Borrowing).

3.4 Quotation of Rates. Any Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when the Borrowers make a Borrowing Request or on the Borrowing Date.

3.5 Default Rate. All past-due Principal Debt and, unless prohibited by applicable Government Requirements, past-due interest accruing on the Principal Debt shall, at Administrative Agent’s option, bear interest on the amount thereof from time to time outstanding from the date due (stated or by acceleration) at the Default Rate until paid, regardless of whether payment is made before or after entry of a judgment.

3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent not prohibited by applicable Governmental Requirements, the Borrowers shall, on a joint and several basis, pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the applicable Notes.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 24

3.7 Interest Calculations. Interest on all Borrowings will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of (a) 360 days in the case of LIBOR Borrowings or CBFR Borrowings calculated with reference to the Federal Funds Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and (b) 365 or 366 days, as the case may be, in the case of CBFR Borrowings calculated with reference to Administrative Agent’s base rate of interest. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

3.8 Maximum Rate. It is the intent of Administrative Agent, Lenders and Borrowers in the execution and performance of the Credit Documents to remain in strict compliance with applicable Governmental Requirements from time to time in effect, including applicable laws limiting the amount or rate of interest. Administrative Agent, Lenders and Borrowers stipulate and agree that none of the terms and provisions contained in the Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or Maximum Amount. For purposes of the Credit Documents, “interest” shall include the aggregate of all charges which constitute interest under applicable Governmental Requirements that are contracted for, charged, reserved, received or paid under the Credit Documents. No Borrower shall ever be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or Maximum Amount, and the provisions of this section shall control over all other provisions of the Credit Documents, and of any other instrument pertaining to or securing the Obligation, which may be in actual or apparent conflict herewith. If the Obligation is prepaid, or if the maturity of the Obligation is accelerated for any reason, or if under any contingency the effective rate or amount of interest which would otherwise be payable under the Credit Documents would exceed the Maximum Rate or Maximum Amount, or in the event any Lender or any holder of the Notes shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Credit Documents to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under applicable Governmental Requirements then in effect, then the principal amount of the Obligation or the amount of interest which would otherwise be payable under the Notes or both shall be reduced to the amount allowed under applicable Governmental Requirements as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate shall immediately be returned to or credited to the account of any Borrower upon such determination. Administrative Agent, Lenders and Borrowers further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Credit Documents which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate or Maximum Amount, shall be made to the extent not prohibited by applicable Governmental Requirements, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Notes, all interest at any time contracted for, charged, taken, reserved or

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 25

received from Borrowers or otherwise by Lenders or any other holder of the Notes. If the Governmental Requirements of the State of Texas are applicable for purposes of determining the “Maximum Rate” or the “Maximum Amount,” then those terms mean the indicated rate ceiling from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

3.9 Interest Periods. When Borrowers request any LIBOR Rate Borrowing, the Borrowers may elect the applicable interest period (each an “Interest Period”), which may be, at the Borrowers’ option, one, three or six months, subject to the following conditions: (a) the initial Interest Period for a LIBOR Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrowers are required to pay any portion of a LIBOR Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Credit Documents, the Borrowers shall also pay, on a joint and several basis, any related Consequential Loss; (d) no Interest Period for any portion of Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (e) no more than four Interest Periods may be in effect at one time.

3.10 Conversions. Subject to the dollar limits of Sections 2.1 and 2.8 and provided that no Borrower may convert to or select a new Interest Period for a LIBOR Rate Borrowing at any time when an Event of Default exists, the Borrowers may (a) convert a LIBOR Rate Borrowing on the last day of the applicable Interest Period to a CBFR Borrowing, (b) convert a CBFR Borrowing at any time to a LIBOR Rate Borrowing and (c) elect a new Interest Period for a LIBOR Rate Borrowing. That election may be made by telephonic request to Administrative Agent no later than 10:00 a.m. on the second Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Rate Borrowing or election of a new Interest Period), and no later than 10:00 a.m. on the last day of the Interest Period (for conversion to a CBFR Borrowing). The Borrowers shall provide a Conversion Notice to Administrative Agent no later than two days after the date of the conversion or election. Absent Borrowers’ telephonic request for conversion or election of a new Interest Period or if an Event of Default exists, then, a LIBOR Rate Borrowing shall be deemed converted to a CBFR Borrowing effective when the applicable Interest Period expires. Notwithstanding the foregoing, no Borrower may request an Interest Period for Borrowings outstanding under (i) the Revolving Facilities that extends past the Termination Date or (ii) the Term Loan that extends past the Term Loan Termination Date.

3.11 Order of Application.

(a) No Event of Default. Payments and prepayments of the Obligation shall be applied in the order and manner specified in this agreement; provided, however, if no order is otherwise specified in this agreement and no Event of Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt under the Term Loan, then to the Principal Debt under the Revolving Facilities and then to the remaining Obligation in the order and manner as Borrowers may direct.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 26

(b) Event of Default or No Direction. If an Event of Default or Potential Default has occurred and is continuing (or if Borrowers fail to give direction as permitted under Section 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Credit Documents (and if such payment or prepayment is less than all unpaid or unreimbursed fees and expenses, then the payment or prepayment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the remaining Principal Debt in such order as Required Lenders may elect (provided that Required Lenders will apply such proceeds in an order that will minimize any Consequential Loss); and (iv) to the remaining Obligation in the order and manner Required Lenders deem appropriate.

(c) Pro Rata. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Part of that payment or prepayment.

3.12 Sharing of Payments, Etc. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Each Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by applicable Governmental Requirements, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrowers in the amount of that participation.

3.13 Offset. If an Event of Default exists, to the extent not prohibited by applicable Governmental Requirements, each Lender may exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and banker’s lien against each and every account and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed (directly or participated) to it.

3.14 Booking Borrowings. To the extent permitted by applicable Governmental Requirements, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of Sections 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 27

possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Sections 3.16 or 3.17, as applicable.

3.15 Basis Unavailable or Inadequate for LIBOR Rate. If on or before any date when a LIBOR Rate is to be determined for a Borrowing, Administrative Agent or any Lender determines (and Required Lenders agree with that determination) that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Borrowings at that rate for the applicable Interest Period, then Administrative Agent shall promptly notify Borrowers and Lenders of that determination (which is conclusive and binding on each Borrower absent manifest error), and the applicable Borrowing shall bear interest at the sum of the CB Floating Rate plus the Applicable Margin. Until Administrative Agent notifies Borrowers that those circumstances giving rise to such notice no longer exist, Lenders’ commitments under this agreement to make, or to convert to, LIBOR Rate Borrowings, as the case may be, shall be suspended.

3.16 Additional Costs. Each Lender severally and not jointly agrees to notify Administrative Agent, the other Lenders, and Borrowers within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by Borrowers under clauses (a) through (c) below. Although no Lender shall have any liability to Administrative Agent, any other Lender, or any Company for its failure to give that notice, no Borrower is obligated to pay any amounts under those clauses that arise, accrue or are imposed more than 180 days before that notice to the extent that notice is applicable to those amounts. To demand payment under this section, any such Lender must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.

(a) Reserves. With respect to any LIBOR Rate Borrowing (i) if any change in any present Governmental Requirement, any change in the interpretation or application of any present Governmental Requirement, or any future Governmental Requirement imposes, modifies or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement) and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by Lender in advancing or maintaining any portion of any LIBOR Rate Borrowing, then (iii) that Lender (through Administrative Agent) shall deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrowers shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnifications in this clause (a) survive the satisfaction and payment of the Obligation and termination of this agreement.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 28

(b) Capital Adequacy. With respect to any Borrowing, if any change in any present Governmental Requirement, any change in the interpretation or application of any present Governmental Requirement (including, without limitation, any requirement as a result of or in connection with (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III), or any future Governmental Requirement regarding capital adequacy or pursuant to or in connection with (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, or (y) the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, or if compliance by Administrative Agent or any Lender with any request, directive or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Administrative Agent or that Lender (through Administrative Agent) shall notify Borrowers and deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrowers shall pay that amount to Administrative Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this clause (b) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

(c) Taxes. Any Taxes payable by Administrative Agent or any Lender or ruled by a Governmental Authority to be payable by Administrative Agent or any Lender in respect of this agreement or any other Credit Document shall, if permitted by applicable Governmental Requirements, be paid by Borrowers, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income of Administrative Agent or that Lender (or any other Person with whom Administrative Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or that Lender. Administrative Agent or that Lender (through Administrative Agent) shall notify Borrowers and deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount of Taxes payable, which certificate is conclusive and binding (absent manifest error), and Borrowers shall pay that amount to Administrative Agent for its account or the account of that Lender, as the case may be, within ten Business Days after demand. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrowers, then the recipient shall promptly pay the refund to Borrowers.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 29

3.17 Change in Governmental Requirements. If any Governmental Requirement makes it unlawful for any Lender to make or maintain LIBOR Rate Borrowings, then that Lender shall promptly notify Borrowers and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a CBFR Borrowing and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a CBFR Borrowing as of the date of notice, in which event Borrowers will be required to pay any related Consequential Loss or (ii) if not prohibited by applicable Governmental Requirements, the Borrowing shall be converted to a CBFR Borrowing as of the last day of the applicable Interest Period or (iii) if any conversion will not resolve the unlawfulness, Borrowers shall promptly prepay the Borrowing, without penalty but with related Consequential Loss.

3.18 Consequential Loss. Each Borrower shall indemnify, on a joint and several basis, each Lender against, and pay to it upon demand, any Consequential Loss of that Lender. When any Lender demands that Borrowers pay any Consequential Loss, that Lender shall deliver to Borrowers and Administrative Agent a certificate setting forth in reasonable detail the basis for imposing Consequential Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification in this Section survive the satisfaction and payment of the Obligation and termination of this agreement.

3.19 Foreign Lenders, Participants, and Purchasers. Each Lender, Participant (by accepting a participation interest under this agreement), and Purchaser (by executing an Assignment) that is not organized under the Governmental Requirements of the United States of America or one of its states (a) represents to Administrative Agent and Borrowers that (i) no Taxes are required to be withheld by Administrative Agent or any Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrowers two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent and Borrowers that entitles them to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents, and (b) covenants to (i) provide Administrative Agent and Borrowers a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent and Borrowers upon the expiration or obsolescence according to applicable Governmental Requirements of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all applicable Governmental Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrowers and Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the Code or other applicable Governmental Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant, or Purchaser, as the case may be, for all purposes under the Credit Documents.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 30

SECTION 4. FEES.

4.1 Treatment of Fees. Except as otherwise provided by applicable Governmental Requirements, the fees described in this Section 4 (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) shall be payable in accordance with Section 3, (d) shall be non refundable, (e) shall, to the fullest extent permitted by applicable Governmental Requirements, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or, 366 days, as the case may be.

4.2 Fees of Administrative Agent. The Borrowers shall pay to Administrative Agent, for its own account, fees in such amounts and upon such payment terms as may be separately agreed upon by Administrative Agent and Borrowers in writing.

4.3 On and After the Fourth Amendment Effective Date, Intentionally Left Blank.

4.4 Commitment Fee. Following the Fourth Amendment Effective Date, the Borrowers shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date, commencing the Fourth Amendment Effective Date. Each installment shall be in an amount equal to 0.25% multiplied by the amount by which (a) the Total Commitment Amount exceeds (b) the average daily aggregate Total Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment, provided that each such installment shall be calculated in accordance with Section 4.1(f). Solely for the purposes of this Section 4.4, “ratable” shall mean, for any period of calculation, with respect to any Lender, that proportion which (x) the average daily unused Committed Sum of such Lender during such period bears to (y) the amount of the average daily unused portion of the Total Commitment Amount.

SECTION 5. CONDITIONS PRECEDENT.

5.1 On and After the Fourth Amendment Effective Date, Intentionally Left Blank.

5.2 All Borrowings. The obligation of Lenders to extend Borrowings under this agreement (including the initial advances and the advance of the Term Loan on the Fourth Amendment Effective Date) is subject to the following conditions precedent:

(a) No Default or Potential Default. As of the date of the making of the Borrowing, there exists no Event of Default or Potential Default;

(b) Compliance with Credit Agreement. Each Company has performed and complied with all agreements and conditions contained in this agreement and each other Credit Document that are required to be performed or complied with by it before or at the date of the Borrowing;

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 31

(c) No Material Adverse Event. As of the date of making the Borrowing, no Material Adverse Event has occurred and is continuing;

(d) Representations and Warranties. The representations and warranties contained in Section 6 and the other Credit Documents are true in all respects on the date of, and after giving effect to, the Borrowing, with the same force and effect as though made on and as of that date; and

(e) Borrowing Request. Administrative Agent has timely received from a Borrower a properly completed Borrowing Request, executed by a Responsible Officer of such Borrower.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to Administrative Agent and Lenders as follows:

6.1 Purpose and Regulation U.

(a) Subject to the other provisions in the Credit Documents, including, without limitation, clause (b) below, the proceeds of all Borrowings under the Revolving Facilities will be used either (i) to finance PMC’s Mortgage Loan origination, (ii) to finance PMC’s Commercial Loan origination, (iii) to finance First Western’s Commercial Loan origination under the 7(a) Loan Program of the U.S. Small Business Administration, (iv) for quarterly or annual Distributions by PMC (subject to Section 8.9(c)) or (v) for general corporate purposes. Subject to the other provisions in the Credit Documents, including, without limitation, clause (b) below, the proceeds of the Term Loan will be used on the Fourth Amendment Effective Date to repay Principal Debt outstanding under the PMC Revolving Facility.

(b) The proceeds of the Revolving Facilities will be used by the Borrowers solely for the purposes specified in Section 6.1(a). The proceeds of the Term Loan will be used by the Borrowers solely for the purposes specified in Section 6.1(a). None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. No Company is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. No Company, nor any Person acting on behalf of any Company, has taken or will take any action that might cause the Notes or any of the other Credit Documents, including this agreement, to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

(c) No portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of JPMorgan Chase & Co. or any affiliate of any other Lender during the underwriting period and for 30 days thereafter.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 32

6.2 Corporate Existence, Good Standing, Authority and Locations. PMC is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas, provided that, notwithstanding the foregoing, on and after the effective date that the Administrative Agent has consented in writing to the reincorporation of PMC in Maryland pursuant to terms, conditions and documentation reasonably acceptable to the Administrative Agent (including without limitation, legal opinions) and PMC has filed all instruments and taken all actions to effect such reincorporation, PMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. First Western is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Western Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. PMC Investment is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Except where the failure to qualify would not result in a Material Adverse Event, each Borrower is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (and each of such jurisdictions is identified in Schedule 6.3). Each Borrower possesses all requisite authority and power to conduct its business as is now being conducted and as proposed to be conducted (including under the Credit Documents) and to own and operate its assets as now owned and operated and as proposed to be owned and operated (including under the Credit Documents). Each Borrower’s chief executive office and other principal offices are described on Schedule 6.3. The present location of each Borrower’s books and records concerning accounts and accounts receivable is at its chief executive office.

6.3 Subsidiaries and Names. Schedule 6.3 describes (a) each Company, (b) every name or trade name used by each Company during the four-month period before the date of this agreement (or during the period such Company has been a Subsidiary, if shorter) and (c) every change of each Company’s name during the four month period before the date of this agreement. All of the outstanding shares of beneficial interests, capital stock or similar voting interests of each Company are (i) duly authorized, validly issued, fully paid and nonassessable, (ii) owned of record and beneficially as described in Schedule 6.3, free and clear of any Liens, and (iii) not subject to any warrant, option or other acquisition Right of any Person or subject to any voting, ownership or transfer restriction except (1) restrictions imposed by securities laws and general corporate laws, (2) restrictions expressly noted in the certificates evidencing such shares, and (3) restrictions contained in the CIM Merger Agreement or the Registration Rights and Lockup Agreement to be entered into in connection with the CIM Merger.

6.4 Authorization and Contravention. The execution and delivery by each Borrower of each Credit Document to which it is a party and the performance by it of its obligations under those Credit Documents (a) are within its trust or corporate power, (b) have been duly authorized by all necessary trust or corporate action, (c) require no consent of, action by, or filing with, any Governmental Authority (except any action or filing that has been taken or made or consent that has been received, and is completed and in final form and full force and effect, on or before the Closing Date) (except, following the consummation of the CIM Merger, any technical violation of SBA regulations applicable to an SBIC which results from the execution of this agreement

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 33

and the other Credit Documents and which would not reasonably be expected to result in a Material Adverse Event), (d) do not violate any provision of its Organizational Documents (except, following the consummation of the CIM Merger, any technical violation of a provision relating to compliance with SBA regulations applicable to an SBIC which results from the execution of this agreement and the other Credit Documents and which would not reasonably be expected to result in a Material Adverse Event), (e) do not violate any provision of any Governmental Requirement (except, following the consummation of the CIM Merger, any technical violation of SBA regulations applicable to an SBIC which results from the execution of this agreement and the other Credit Documents and which would not reasonably be expected to result in a Material Adverse Event) applicable to it or result in any breach of, or default under, any material agreement of the Companies, or (f) result in, or requires the imposition of, any Liens on any property of any Company, other than in favor of Administrative Agent for Lenders.

6.5 Binding Effect. Upon execution by each Borrower of each Credit Document to which it is a party, each such Credit Document will constitute a legal and binding obligation of such Borrower, enforceable against such Borrower in accordance with that Credit Document’s terms, except as that enforceability may be limited by Debtor Relief Laws and general principles of equity.

6.6 Financials. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies’ consolidated (if applicable) financial condition, results of operations and cash flows as of, and for the portion of the fiscal year ending on, their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, or specifically contemplated or expressly permitted by, the Credit Documents, no material adverse changes have occurred in the Companies’ consolidated (if applicable) financial condition from that shown in the Current Financials.

6.7 Solvency. On each Borrowing Date, including, without limitation, the Fourth Amendment Effective Date after giving effect to the making of the Term Loan, each Borrower is, and after giving effect to the requested Borrowing will be, Solvent.

6.8 Litigation.

(a) Except as shown on Schedule 6.8, no Company is subject to, or aware of the threat of, any Litigation involving any Company, or any of their respective properties, which if adversely determined against any of them, reasonably could be expected to result in a Material Adverse Event, and

(b) No outstanding and unpaid judgments against any Company exist that reasonably could be expected to result in a Material Adverse Event.

6.9 Taxes.

(a) Except where the non-compliance of any of the following reasonably could not be expected to result in a Material Adverse Event, (i) all returns, reports and other information of each Company required to be filed in respect to a present or future liability for any Taxes have been prepared in compliance with all requisite Governmental Requirements, and as so prepared, have been properly filed (or extensions have been granted) and (ii) all Taxes imposed upon each Company that are due and payable have been timely and fully paid except as are being contested as permitted by Section 7.5.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 34

(b) PMC qualifies as a “real estate investment trust” for all purposes under the Code.

6.10 Environmental Matters.

(a) No Company has received notice from any Governmental Authority that it has any actual or potential Environmental Liability, and no Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case reasonably could be expected to constitute a Material Adverse Event.

(b) No Company has received notice from any Governmental Authority that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which reasonably could be expected to constitute a Material Adverse Event.

(c) No Company knows of any environmental conditions or circumstances adversely affecting any material portion of the collateral securing any of the Commercial Loans or Mortgage Loans. The Companies have taken all steps required under applicable Governmental Requirements to determine that all of the Projects securing the Mortgage Loans are in compliance with all applicable Governmental Requirements.

6.11 Employee Plans. Except where not a Material Adverse Event (a) no Employee Plan subject to ERISA has incurred an “accumulated funding deficiency” (as defined in Section 302 of ERISA or Section 512 of the Code), (b) neither any Company nor any ERISA Affiliate has incurred liability (except for liabilities for premiums that have been paid or that are not past due) under ERISA to the PBGC in connection with any Employee Plan, (c) neither any Company nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither any Company nor any ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code), (e) no “reportable event” (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither any Company nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the Code to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code and (h) no Multiemployer Plan subject to the Code is in reorganization within the meaning of Section 418 of the Code.

6.12 Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, after the date of this agreement, as permitted by Section 8.10. No Lien exists on any property of any Company except Permitted Liens. Except for the Credit Documents, no Company is party or subject to any agreement, instrument or order which in any way restricts any Company’s ability to allow Liens to exist upon any of its assets (except the SBA restriction on the pledge of the equity interests of First Western).

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6.13 Government Regulations.

(a) No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

(b) Each of the Companies has complied with all applicable Governmental Requirements of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective property (except any violation of SBA regulations applicable to an SBIC which results from the execution of this agreement and the other Credit Documents and which would not reasonably be expected to result in a Material Adverse Event).

6.14 Transactions with Affiliates. Except for transactions with Affiliates as permitted by Section 8.5, no Company is a party to a transaction (other than of an inconsequential nature) with any of its Affiliates.

6.15 Debt. No Company has any Debt except Permitted Debt.

6.16 Leases. Except where it could not reasonably be expected to result in a Material Adverse Event, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary or desirable for the operation of its properties and assets and (b) all material leases under which any Company is a lessee are in full force and effect.

6.17 Labor Matters. Except where it could not reasonably be expected to result in a Material Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at any Real Property exist, (b) hours worked by and payment made to the employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable Governmental Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books and (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Governmental Requirements.

6.18 Intellectual Property. Except where it could not reasonably be expected to result in a Material Adverse Event, (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, trade secrets and other intellectual property rights necessary or desirable to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

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6.19 Insurance. Each Company maintains the insurance required by Section 7.9.

6.20 Full Disclosure. All information furnished to Administrative Agent or Lenders by or on behalf of any Company in connection with the Credit Documents was, and all information furnished to Administrative Agent or Lenders in the future by or on behalf of any Company will be, in each case, when so furnished, true, complete and accurate in all material respects or where estimates or projections were or will be therein made and so designated, based on good faith, reasonable estimates or projections on the date the information is stated or certified.

SECTION 7. AFFIRMATIVE COVENANTS.

7.1 Certain Items Furnished. Each Borrower shall furnish the following to Administrative Agent (with sufficient copies for each Lender):

(a) Annual Deliveries.

(i) Audited Consolidated Companies Statements. Promptly after preparation but no later than 90 days after the last day of each fiscal year of PMC, audited Financials showing the Consolidated Companies’ consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by the opinion, without qualification, of a nationally recognized firm of independent certified public accountants acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Consolidated Companies’ consolidated financial condition and results of operations,

(ii) Companies’ and Southfork’s Consolidating Statements. Promptly after preparation but no later than 90 days after the last day of each fiscal year of PMC, Financials showing each of the Borrowers’ and each other Companies’ and Southfork’s consolidating financial condition and results of operations as of, and for the year ended on, that last day, accompanied by a certificate of a Responsible Officer of PMC that such Financials were prepared in all material respects consistent with the consolidated financial statements prepared in accordance with GAAP and present fairly, in all material respects, that portion of the Consolidated Companies’ consolidating financial condition and results of operations, and

(iii) Compliance Certificate. Promptly after preparation but no later than 90 days after the last day of each fiscal year of PMC, with respect to the period covered by such Financials required in subparagraph (a)(i) preceding, a duly completed and executed Compliance Certificate.

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(b) Quarterly Deliveries.

(i) Consolidated Companies Statements. Promptly after preparation but no later than 60 days after the last day of each fiscal quarter of PMC, Financials showing the Consolidated Companies’ consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Compliance Certificate with respect to the period covered by such Financials;

(ii) Companies’ and Southfork’s Consolidating Statements. Promptly after preparation but no later than 60 days after the last day of each fiscal quarter of PMC, Financials showing each of the Borrowers’ and each other Companies’ and Southfork’s consolidating financial condition and results of operations as of, and for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a certificate of a Responsible Officer of PMC that such Financials were prepared in all material respects consistent with the consolidated financial statements prepared in accordance with GAAP and present fairly, in all material respects, that portion of the Consolidated Companies’ consolidating financial condition and results of operations; and

(iii) Compliance Certificate. Promptly after preparation but no later than 60 days after the last day of each fiscal quarter of PMC, with respect to the period covered by such Financials required in subparagraphs (b)(i) and (b)(ii) preceding, a duly completed and executed Compliance Certificate.

(c) SEC Filings. Promptly after preparation, but in any event (i) within 60 days after the end of each of the first three fiscal quarters of PMC, an accurate and complete copy of PMC’s Form 10 Q as filed with the Securities and Exchange Commission, (ii) within 90 days after the end of each fiscal year of PMC, an accurate and complete copy of PMC’s Form 10 K as filed with the Securities and Exchange Commission, and (iii) promptly upon their becoming available, accurate and complete copies of all registration statements, other reports (including those on Form 8 K) and statements and schedules filed by PMC with any securities exchange, the Securities and Exchange Commission or any other similar Governmental Authority.

(d) Annual Managed Loan Reports. Promptly after preparation, but no later than the last day of February of each year, a schedule as of December 31 of the preceding year of all Mortgage Loans, each such report to be in form and scope acceptable to Administrative Agent, including, without limitation, setting forth information identifying (i) all Performing Commercial Loans, and (ii) all Commercial Loans, together with the classification of such Commercial Loans as determined in accordance with the classification methodology disclosed in PMC’s periodic reports filed with the Securities Exchange Commission.

(e) Annual Financial Projections. Promptly after preparation but no later than 45 days after the last day of each fiscal year of PMC, annual financial projections for the Companies prepared by PMC, in form and substance reasonably acceptable to Administrative Agent, setting forth management’s projections for the next succeeding fiscal year.

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(f) Employee Plans. As soon as possible and within 20 days after PMC or any other Consolidated Company knows that a Reportable Event has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that Employee Plan, deliver a certificate of a Responsible Officer of PMC setting forth details as to that Reportable Event and the action which any Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that Reportable Event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the Employee Plan is to be terminated, as the case may be. For all purposes of this section, each Borrower is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

(g) Other Notices. Promptly after any Borrower knows or receives any notification thereof (whichever shall first occur), notice of (a) the existence and status of any Litigation or Environmental Liability that if determined adversely to any Company, could reasonably be expected to result in a Material Adverse Event, (b) any material Litigation that questions the validity of any Lien which secures or purports or is intended to secure any Mortgage Loan Document relating to any Mortgage Loan, any Lien which secures or purports or is intended to secure any Mortgage Loan or any Project document relating to any Mortgage Loan, (c) any change in any fact or circumstance (other than of an inconsequential nature) represented or warranted by any Company in any Credit Document, (d) any challenge by the Internal Revenue Service with respect to PMC’s status as a REIT, (e) an Event of Default, Potential Default or Material Adverse Event, specifying the nature thereof and what action the Companies have taken, are taking and propose to take and (f) any notice of a “default,” “event of default” or “potential default” from any other creditor of the Companies, with a copy thereof immediately delivered to Administrative Agent, together with an explanation from PMC, in detail satisfactory to Administrative Agent, regarding the notice and effect of such notice.

(h) First Western Annual Financials. (i) To the extent required to be prepared by any Governmental Authority, promptly after preparation but no later than 90 days after the last day of each fiscal year of First Western, audited Financials showing First Western’s consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by the opinion, without qualification, of a nationally recognized firm of independent certified public accountants acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, First Western’s consolidated financial condition and results of operations or (ii) otherwise, promptly after preparation but no later than 90 days after the last day of each fiscal year of First Western, Financials showing First Western’s consolidated financial condition and results of operations as of, and for the year ended on, that last day.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 39

(i) Other Information. Promptly when reasonably requested by Administrative Agent or any Lender, such additional reasonable information (not otherwise required to be furnished under this agreement) regarding (a) any Company’s business affairs, assets, liabilities, results of operation and financial condition, (b) any Mortgage Loan, or (c) any Mortgage Loan Document, any Project document or any Project which secures a Mortgage Loan, if any, as Administrative Agent or any Lender may reasonably request (all in form and substance satisfactory to Administrative Agent or that Lender).

7.2 Use of Credit. Each Borrower shall use the proceeds of Borrowings only for the purposes represented in this agreement.

7.3 Books and Records. Each Company shall maintain books, records and accounts necessary to prepare Financials in accordance with GAAP.

7.4 Inspections. Upon reasonable request and advance notice (but during the pendency of an Event of Default, no advance notice is required), each Company shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of that Company’s properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees, outside accountants or representatives from time to time, during reasonable business hours (but during the pendency of an Event of Default, at any time). Without limiting the foregoing, the Companies shall allow Administrative Agent to perform field examinations to test such systems and controls of the Companies as it deems appropriate. Each Borrower shall promptly reimburse Administrative Agent and Lenders for the reasonable expenses of such inspections and field examinations.

7.5 Taxes. Each Company shall promptly pay when due any and all Taxes, except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

7.6 Payment of Obligation. Each Company shall promptly pay (or renew and extend) all of its obligations as they become due (unless the obligations, other than the Obligation or any part thereof, are being contested in good faith by appropriate proceedings).

7.7 Expenses. Within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail, each Borrower shall pay (a) all costs, fees and expenses paid or incurred by or on behalf of Administrative Agent incident to any Credit Document (including, without limitation, the reasonable fees and expenses of Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of the Credit Documents and any related amendment, waiver or consent) and (b) all reasonable costs and expenses incurred by Administrative Agent in connection with the enforcement of the obligations of any Company under the Credit Documents or the exercise of any Rights under the Credit Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys’ fees and court costs), all of which are part of the Obligation, bearing interest (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail) on the portion thereof from time to time unpaid at the Default Rate until paid.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 40

7.8 Maintenance of Existence, Assets and Business. Each Company shall (a) maintain its trust, corporate or partnership (as applicable) existence and good standing in its state of incorporation or formation (as applicable) (except for the reincorporation of PMC as a Maryland corporation) and (b) except where the failure to perform any of the following could not reasonably be expected to result in a Material Adverse Event (i) maintain its authority to transact business and good standing in all other states, (ii) except for the surrender of the SBIC licenses to the SBA by the SBICs, maintain all licenses, permits and franchises necessary or desirable for its business and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

7.9 Insurance. Each Company shall, at its cost and expense, maintain with financially sound, responsible and reputable insurance companies or associations, or as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates, insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. In addition, each Borrower shall and shall cause each other Company to, (a) deliver copies of the policies and endorsements for the insurance required by this Section 7.9 to Administrative Agent promptly after issuance and renewal of each and (b) cause each policy of insurance to provide that it will not be cancelled or modified (as to term, coverage, scope, property or risks covered, change or addition of loss payee or additional insured or otherwise) without 30 days prior written notice to Administrative Agent.

7.10 Compliance with Governmental Requirements. Each Company shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Governmental Requirements (including without limitation, all Environmental Laws and Environmental Permits) except to the extent noncompliance reasonably could be expected not to constitute a Material Adverse Event, (b) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any Company is not in compliance with any Governmental Requirements (including any Environmental Laws or Environmental Permits) if the allegation reasonably could constitute a Material Adverse Event and (c) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any Company has any potential Environmental Liability if the allegation reasonably could constitute a Material Adverse Event.

7.11 Indemnification.

(a) AS USED IN THIS SECTION: (I) “INDEMNITOR” MEANS PMC AND EACH OTHER COMPANY (EXCEPT FIRST WESTERN); (II) “INDEMNITEE” MEANS ADMINISTRATIVE AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE OF ADMINISTRATIVE AGENT AND EACH LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THOSE AFFILIATES AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 41

OF ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (III) “INDEMNIFIED LIABILITIES” MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES AND OBLIGATIONS, AND ALL PRESENT AND FUTURE COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING, THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (1) CREDIT DOCUMENT OR TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT, (2) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (3) INDEMNITEE’S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

(b) EACH INDEMNITOR AGREES, JOINTLY AND SEVERALLY, TO INDEMNIFY PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

(c) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW GOVERNMENTAL REQUIREMENT, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE’S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

(d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 42

(e) ALTHOUGH FAILURE TO DO SO DOES NOT REDUCE OR IMPAIR ANY INDEMNITOR’S OBLIGATIONS UNDER THIS SECTION, EACH INDEMNITEE SHALL PROMPTLY NOTIFY BORROWERS OF ANY EVENT ABOUT WHICH THE INDEMNITEE HAS RECEIVED WRITTEN NOTICE AND THAT IS REASONABLY LIKELY TO RESULT IN ANY INDEMNIFIED LIABILITY. EACH INDEMNITOR MAY, AT ITS OWN COST AND EXPENSE, PARTICIPATE IN THE DEFENSE IN ANY PROCEEDING INVOLVING ANY INDEMNIFIED LIABILITY. IF NO EVENT OF DEFAULT OR POTENTIAL DEFAULT EXISTS, INDEMNITORS MAY ASSUME THE DEFENSE IN THAT PROCEEDING ON BEHALF OF THE APPLICABLE INDEMNITEES, INCLUDING THE EMPLOYMENT OF COUNSEL IF FIRST APPROVED (WHICH APPROVAL MAY NOT BE UNREASONABLY WITHHELD) BY THE APPLICABLE INDEMNITEES. IF INDEMNITORS ASSUME ANY DEFENSE, THEY SHALL KEEP THE APPLICABLE INDEMNITEES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH, AND RECEIVE THE CONCURRENCE OF, THOSE INDEMNITEES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF INDEMNITORS CONSENT, IF AN EVENT OF DEFAULT, POTENTIAL DEFAULT OR MATERIAL ADVERSE EVENT EXISTS OR IF ANY INDEMNITEE REASONABLY DETERMINES THAT AN ACTUAL CONFLICT OF INTERESTS EXISTS BETWEEN INDEMNITORS AND THAT INDEMNITEE WITH RESPECT TO THE SUBJECT MATTER OF THE PROCEEDING OR THAT INDEMNITORS ARE NOT DILIGENTLY PURSUING THE DEFENSE, THEN (I) THAT INDEMNITEE MAY, AT INDEMNITORS’ JOINT AND SEVERAL EXPENSE, EMPLOY COUNSEL TO REPRESENT THAT INDEMNITEE THAT IS SEPARATE FROM COUNSEL FOR INDEMNITORS OR ANY OTHER PERSON IN THAT PROCEEDING AND (II) INDEMNITORS ARE NO LONGER ENTITLED TO ASSUME THE DEFENSE ON BEHALF OF THAT INDEMNITEE. NO INDEMNITOR MAY AGREE TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY, OR ANY MATTERS OR ISSUES MATERIAL TO OR NECESSARY FOR THE RESOLUTION OF ANY SUCH LIABILITY, WITHOUT THE PRIOR WRITTEN CONSENT OF THE APPLICABLE INDEMNITEES UNLESS, AS AGREED TO IN WRITING BY AN INDEMNITEE, THAT SETTLEMENT FULLY RELIEVES THOSE INDEMNITEES OF ANY LIABILITY WHATSOEVER FOR THAT INDEMNIFIED LIABILITY. IF AN INDEMNITEE AGREES TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY WITHOUT THE PRIOR WRITTEN CONSENT OF INDEMNITORS (WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD), THEN INDEMNITORS ARE NO LONGER OBLIGATED FOR THAT INDEMNIFIED LIABILITY IN RESPECT OF THAT INDEMNITEE.

7.12 First Western Indemnification.

(a) AS USED IN THIS SECTION: (I) “INDEMNITOR” MEANS FIRST WESTERN; (II) “INDEMNITEE” MEANS ADMINISTRATIVE AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE OF ADMINISTRATIVE

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 43

AGENT AND EACH LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THOSE AFFILIATES AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (III) “INDEMNIFIED LIABILITIES” MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES AND OBLIGATIONS, AND ALL PRESENT AND FUTURE COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING, THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (1) CREDIT DOCUMENT OR TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT, (2) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (3) INDEMNITEE’S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

(b) INDEMNITOR AGREES TO INDEMNIFY PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

(c) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW GOVERNMENTAL REQUIREMENT, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE’S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 44

(d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

(e) ALTHOUGH FAILURE TO DO SO DOES NOT REDUCE OR IMPAIR ANY INDEMNITOR’S OBLIGATIONS UNDER THIS SECTION, EACH INDEMNITEE SHALL PROMPTLY NOTIFY BORROWERS OF ANY EVENT ABOUT WHICH THE INDEMNITEE HAS RECEIVED WRITTEN NOTICE AND THAT IS REASONABLY LIKELY TO RESULT IN ANY INDEMNIFIED LIABILITY. INDEMNITOR MAY, AT ITS OWN COST AND EXPENSE, PARTICIPATE IN THE DEFENSE IN ANY PROCEEDING INVOLVING ANY INDEMNIFIED LIABILITY. IF NO EVENT OF DEFAULT OR POTENTIAL DEFAULT EXISTS, INDEMNITORS MAY ASSUME THE DEFENSE IN THAT PROCEEDING ON BEHALF OF THE APPLICABLE INDEMNITEES, INCLUDING THE EMPLOYMENT OF COUNSEL IF FIRST APPROVED (WHICH APPROVAL MAY NOT BE UNREASONABLY WITHHELD) BY THE APPLICABLE INDEMNITEES. IF INDEMNITORS ASSUME ANY DEFENSE, THEY SHALL KEEP THE APPLICABLE INDEMNITEES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH, AND RECEIVE THE CONCURRENCE OF, THOSE INDEMNITEES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF INDEMNITORS CONSENT, IF AN EVENT OF DEFAULT, POTENTIAL DEFAULT OR MATERIAL ADVERSE EVENT EXISTS OR IF ANY INDEMNITEE REASONABLY DETERMINES THAT AN ACTUAL CONFLICT OF INTERESTS EXISTS BETWEEN INDEMNITORS AND THAT INDEMNITEE WITH RESPECT TO THE SUBJECT MATTER OF THE PROCEEDING OR THAT INDEMNITORS ARE NOT DILIGENTLY PURSUING THE DEFENSE, THEN (I) THAT INDEMNITEE MAY, AT INDEMNITORS’ JOINT AND SEVERAL EXPENSE, EMPLOY COUNSEL TO REPRESENT THAT INDEMNITEE THAT IS SEPARATE FROM COUNSEL FOR INDEMNITORS OR ANY OTHER PERSON IN THAT PROCEEDING AND (II) INDEMNITORS ARE NO LONGER ENTITLED TO ASSUME THE DEFENSE ON BEHALF OF THAT INDEMNITEE. NO INDEMNITOR MAY AGREE TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY, OR ANY MATTERS OR ISSUES MATERIAL TO OR NECESSARY FOR THE RESOLUTION OF ANY SUCH LIABILITY, WITHOUT THE PRIOR WRITTEN CONSENT OF THE APPLICABLE INDEMNITEES UNLESS, AS AGREED TO IN WRITING BY AN INDEMNITEE, THAT SETTLEMENT FULLY RELIEVES THOSE INDEMNITEES OF ANY LIABILITY WHATSOEVER FOR THAT INDEMNIFIED LIABILITY. IF AN INDEMNITEE AGREES TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY WITHOUT THE PRIOR WRITTEN CONSENT OF INDEMNITORS (WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD), THEN INDEMNITORS ARE NO LONGER OBLIGATED FOR THAT INDEMNIFIED LIABILITY IN RESPECT OF THAT INDEMNITEE.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 45

7.13 Mortgage Loan Approval, Collection and Servicing Standards. Each Borrower shall follow the loan approval, collection and servicing policies and standards in effect as of the Closing Date, except (i) the SBICs shall not be required to comply with such policies and standards of the SBA, and (ii) for immaterial changes in such policies and standards or changes in such policies and standards disclosed to and approved in writing by Administrative Agent and Lenders.

7.14 Negative Pledge. Each Borrower hereby covenants and agrees (and agrees to cause each other Company) not to directly or indirectly create, incur, grant, suffer, or permit to be created or incurred any Lien on any of the respective assets of such Companies, other than Permitted Liens. Furthermore, in the event that, notwithstanding the foregoing, any such Liens (other than Permitted Liens) are granted, incurred, or created, then, in addition to the other Rights granted to Administrative Agent and Lenders hereunder or under applicable Governmental Requirements, (a) the Companies hereby grant to Administrative Agent and Lenders an equal and ratable Lien in and to the property so encumbered, (b) any Person receiving the benefit of any such additional Liens shall be deemed to receive any such grant or conveyance of Liens for the ratable and pari passu benefit of Lenders and Administrative Agent and shall be deemed the bailee and agent for such Lenders for the sole purpose of holding any such collateral and Liens and perfecting Liens in favor of Administrative Agent and Lenders with respect thereto, and (c) upon the request of Administrative Agent, each Company shall execute, and shall request the other Person to execute, all such documents and take all actions requested by Required Lenders to more fully evidence and create such ratable, pari passu Liens in favor of Lenders and Administrative Agent.

7.15 Certain Intercompany Matters. PMC and the Borrowers will not, nor will PMC or any of the other Borrowers permit any of the Companies to, (a) fail to maintain organizational separateness from Southfork and each of the CIM Entities; (b) fail to satisfy customary formalities with respect to organizational separateness from the CIM Entities and Southfork, including, without limitation (i) the maintenance of separate books and records for the Companies separate and apart from the books of the other Consolidated Companies and (ii) the maintenance of separate bank accounts in each of the Companies’ names without any of the CIM Entities or Southfork, (c) except pursuant to the Master Services Agreement, fail to act solely in its own name and through its authorized officers and agents and not through Southfork or any CIM Entity or other Consolidated Company, (d) commingle any money or other assets of any Company with any money or other assets of Southfork or any CIM Entity, or (e) take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate organizational existence of any of the Companies being ignored under any circumstance. For the avoidance of doubt, it is understood by the parties hereto that the Obligations hereunder are owed only by the Borrowers and the covenants are limited to the Companies, and therefore the intent of the parties hereto is to protect and preserve the Companies from the operations, liabilities and other risks attributable to the CIM Entities and Southfork.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 46

SECTION 8. NEGATIVE COVENANTS.

For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, each Borrower covenants and agrees with Administrative Agent and Lenders as follows:

8.1 Payroll Taxes. No Company may directly or indirectly use any proceeds of any Borrowing (a) for any purpose other than as represented in this agreement, or (b) for the payment of wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

8.2 Debt. No Company may:

(a) Create, incur or suffer to exist (directly or indirectly) any direct, indirect, fixed or contingent liability for any Debt except the following (the “Permitted Debt”):

(i) the Obligation;

(ii) Debt existing on the Fourth Amendment Effective Date, as more particularly described on Schedule 8.2, but excluding debt described in clause (iii) below (the “Existing Debt”);

(iii) so long as such Debt is repaid in full and terminated no later than 30 days after the Fourth Amendment Effective Date, Debt existing on the Fourth Amendment Effective Date under SBIC debentures and in respect of preferred stock held by the SBA in each case owed by PMC Investment and Western Financial (which such Debt is in all cases non-recourse to PMC and First Western), in an aggregate amount not to exceed $35,000,000 at any one time outstanding. PMC shall provide any information requested by Administrative Agent and Lenders with respect to such Debt, including, without limitation, copies of the loan documents evidencing the Debt;

(iv) so long as (A) there exists no Potential Default or Event of Default at the time of its incurrence, and no Event of Default or Potential Default would be created by such incurrence, and (B) the Borrowers have obtained the prior written consent of the Administrative Agent, indebtedness and other obligations arising under Rate Management Transactions contemplated by this agreement; and

(v) so long as there exists no Potential Default or Event of Default at the time of its incurrence, and no Event of Default or Potential Default would be created by such incurrence (including, without limitation, with respect to Section 9.3), Debt owed among the Borrowers.

(b) Prepay, purchase, repurchase, defease or redeem, or cause to be prepaid, purchased, repurchased, defeased or redeemed, any principal of, or any premium (if any) or interest on, any of its Debt, or fund or cause to be funded any sinking or similar fund for any such Debt, except for (i) the Obligation, and (ii) so long as the proceeds of the Term Loan are used to prepay such Debt, indebtedness under the debentures and the preferred stock held by the SBA owed by PMC Investment and Western Financial permitted to exist by Section 8.2(a)(iii).

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 47

8.3 Liens. No Company may (a) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its properties except a Permitted Lien or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets or properties except (i) the Credit Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease, (iii) arrangements and agreements that apply only to property subject to Permitted Liens, and (iv) Liens existing on the Fourth Amendment Effective date on the equity interests of First Western in connection with Governmental Requirements of the SBA. The following are “Permitted Liens”:

(a) Liens existing on the Closing Date, as more particularly described on Schedule 8.3 (the “Existing Liens”);

(b) Any interest or title of a lessor in property being leased under an operating lease that does not constitute Debt;

(c) Liens arising under Rate Management Transactions permitted by this agreement;

(d) Banker’s Liens and Rights of setoff or recoupment;

(e) Pledges or deposits made to secure any Company’s payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(f) Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects and similar encumbrances on, Real Property that do not impair the use of such Real Property (other than of an inconsequential nature) and that are not violated by existing or proposed structures or land use; and

(g) If no Lien has been filed in any jurisdiction or agreed to (i) claims and Liens for Taxes not yet due and payable, (ii) statutory mechanic’s Liens and materialman’s Liens for services or materials and similar statutory Liens incident to construction and maintenance of Real Property, in each case for which payment is not yet due and payable, (iii) statutory landlord’s Liens for rental not yet due and payable and (iv) statutory Liens of warehousemen and carriers and similar statutory Liens securing obligations that are not yet due and payable.

8.4 Employee Plans. No Company may permit any of the events or circumstances described in Section 6.11 to exist or occur except where the failure to perform the foregoing could not reasonably be expected to result in a Material Adverse Event.

8.5 Transactions with Affiliates. No Company may enter into any transaction with any of its Affiliates except, (a) transactions necessary to consummate the CIM Merger in each case in accordance with the terms of the CIM Merger Agreement (including, without limitation, the execution, delivery and performance of the Master Services Agreement and the Registration Rights and Lockup Agreement), and (b) transactions (other than Investments) in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s length transaction with a Person that was not its Affiliate.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 48

8.6 Compliance with Governmental Requirements and Documents. No Company shall (a) violate the provisions of any Governmental Requirements (including, without limitation, OSHA and Environmental Laws) applicable to it or of any material agreement to which it is a party or by which any of its property is subject or bound if that violation alone, or when aggregated with all other violations, reasonably could be expected to result in a Material Adverse Event, (b) violate any provision of its Organizational Documents (except, following the consummation of the CIM Merger, any technical violation of a provision relating to compliance with SBA regulations applicable to an SBIC which results from the execution of this agreement and the other Credit Documents and which would not reasonably be expected to result in a Material Adverse Event) or (c) repeal, replace or amend any provision of its Organizational Documents if that action reasonably could be expected to result in a Material Adverse Event.

8.7 Investments. No Company may make any Investments except the following (the “Permitted Investments”):

(a) (i) Readily marketable, direct, full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (ii) readily marketable obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America, in each case, due within one year after the acquisition of it (collectively, “Government Securities”);

(b) Readily marketable direct obligations of any state of the United States of America given on the date of such investment a credit rating of at least Aa by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Corporation, in each case due within one year from the making of the investment;

(c) Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, (i) any Lender or (ii) any bank incorporated under the Governmental Requirements of the United States of America or any of its states and given on the date of the investment a short term certificate of deposit credit rating of at least P-2 by Moody’s Investors Service, Inc., or A-2 by Standard & Poor’s Corporation, in each case due within one year after the date of the making of the investment;

(d) Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Governmental Requirements of any jurisdiction outside the United States of America having on the date of the investment a short term certificate of deposit credit rating of a least P-2 by Moody’s Investors Service, Inc., or A-2 by Standard & Poor’s Corporation, in each case due within one year after the date of the making of the investment;

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(e) Commercial paper maturing in 270 days or less from the date of issuance and rated P-1 or better by Moody’s Investors Service, Inc., or A-1 or better by Standard & Poors Corporation;

(f) Money market instruments and mutual funds rated AAA by Standard & Poors Corporation or given one of the two highest credit rankings for such investments by any other nationally-recognized rating service;

(g) Commercial Loans made by the Companies in the ordinary course of business that do not violate any other provision of this agreement;

(h) Investments in any Company;

(i) Investments resulting from the consummation of the CIM Merger; and

(j) Intercompany loans made between or among the Companies that do not violate any other provision of this agreement.

8.8 Real Property. No Company may purchase any real property or any hotel/motel project (it being understood that the Companies may acquire REO Property).

8.9 Distributions; Other Payments. No Company shall enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any such Company from declaring, making or paying, directly or indirectly, any Distribution. No Company shall, directly or indirectly, declare, make or pay any Distributions except for:

(a) Distributions by any Company to (i) PMC, (ii) another Company that is a parent of a Company, and (iii) Southfork, provided that Distributions by any Company to Southfork must be distributed by dividend in full promptly by Southfork to PMC or such Distribution is not permitted under this Section;

(b) One special dividend (including the accrued portion of PMC’s regular quarterly dividend) to be paid pursuant to, and in accordance with the terms of, the CIM Merger Agreement within 30 days after the Fourth Amendment Effective Date, but only to the extent that PMC has received Distributions from the Consolidated CIM Entities in an amount not less than such special dividend (excluding the accrued portion of such special dividend) to be used specifically for the payment of such special dividend, and so long as PMC uses the Distribution from the Consolidated CIM Entities to make such Distribution; and

(c) if no Event of Default or Potential Default exists or would exist after giving effect to the Distribution, and so long as any such Distributions are made in the ordinary course of business consistent with sound business practices, quarterly or annual Distributions by PMC, provided that, for any calendar quarter, the aggregate Distributions paid by PMC during such quarter less the amount of cash dividends received by PMC from the CIM Entities during such quarter shall not exceed $1,250,000 (less, only for the calendar quarter during which the special dividend permitted by Section 8.9(b) is paid, the accrued portion of such special dividend).

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8.10 Disposition of Assets. No Company may sell, assign, lease, transfer or otherwise dispose of any of its assets (including, without limitation, equity interests in any other Company) other than pursuant to a Permitted Asset Sale or as a result of the CIM Merger on the terms set forth in the CIM Merger Agreement.

8.11 Mergers, Consolidations and Dissolutions. No Company may merge or consolidate with any other Person, or acquire, in one or a series of related transactions, all or substantially all of the equity or assets of any Person; provided that, notwithstanding the foregoing, within 30 days after the Fourth Amendment Effective Date, the CIM Merger may be consummated in accordance with the CIM Merger Agreement. In addition, no Company may dissolve or convert to any other form of entity (except for the reincorporation of PMC as a Maryland corporation).

8.12 Assignment. No Company may assign or transfer any of its Rights, duties or obligations under any of the Credit Documents.

8.13 Fiscal Year and Accounting Methods. No Company may change either its fiscal year for accounting purposes or any material aspect of its method of accounting.

8.14 New Businesses. No Company, including, without limitation, any new Subsidiary, may engage in any business except the businesses in which it is presently engaged and any other reasonably related business, except that nothing in this Section shall prohibit PMC from owning (directly or indirectly) the equity interests in the Consolidated CIM Entities.

8.15 Government Regulations. No Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 2005, as amended.

8.16 Financial Contracts. No Company will enter into or remain liable upon any Financial Contract, except Rate Management Transactions permitted by Section 8.2(a)(iv) of this agreement.

8.17 Strict Compliance. Subject to Section 7.15, no Company may indirectly do anything that it may not directly do under any covenant in any Credit Document.

8.18 Activities of Southfork. Southfork shall not (i) perform any services or activities, or make any cash payments for the performance of any services or activities or conduct any business or operate in any manner other than a holding company for equity interests permitted by clause (iv) below, (ii) engage in any trade or business other than as described in clause (iv) below, (iii) own any assets (except the equity interests described in clause (iv) below), (iv) directly or indirectly, beneficially or otherwise, hold or own any capital stock or other securities of any Person, except Southfork may hold any equity interests of the Consolidated Companies (other than PMC) or any of their Subsidiaries, (v) issue, incur or permit to exist any Debt or other liability, or guarantee the payment and/or performance of any Debt or any liability of any other Person, (vi) issue, make or permit to exist any Investment (except the ownership of the equity interests described in clause (iv) preceding, or (vi) issue any equity, except to PMC.

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SECTION 9. FINANCIAL COVENANTS.

For so long as any Lender is committed to lend under this agreement, and until the Obligation has been fully paid and performed, the Borrowers covenant and agree with Administrative Agent and Lenders as follows:

9.1 Minimum Asset Coverage Ratio. The Asset Coverage Ratio for the four Borrowers only (not including any of the other Companies or any Subsidiaries of the Borrowers) shall not at any time (but calculated for compliance reporting purposes as of the last day of each fiscal quarter of the Borrowers) be less than 3.00 to 1.00.

9.2 Non-Hotel/Motel Loans. The aggregate principal balance of Mortgage Loans of the Companies which are secured by Projects which are not hotels or motels shall not exceed an amount equal to the difference between (a) 15% of the aggregate principal balance of all of its Mortgage Loans minus (b) the aggregate loan loss reserve established by Companies with respect to the Mortgage Loans.

SECTION 10. EVENT OF DEFAULT.

The term “Event of Default” means the occurrence of any one or more of the following:

10.1 Payment of Obligation. Any Borrower’s failure or refusal to pay (a) principal of any Note, or any part thereof, on or before the date when due (including any required mandatory prepayment when due) or (b) any other part of the Obligation on or before 5 days after the date due.

10.2 Covenants. Any Company fails or refuses to punctually and properly perform, observe and comply with any covenant or agreement in any Credit Document applicable to it, and that failure or refusal continues for 15 days after that Company has, or with the exercise of reasonable diligence should have had, notice of that failure or refusal; provided, however, that with respect to the failure or refusal to perform any such covenant or agreement, no Borrower shall be entitled to an opportunity to cure any such failure or refusal if such failure or refusal is either not capable of being cured by such Borrower or if the same covenant has already been breached more than two times during the twelve months preceding such breach.

10.3 Debtor Relief. Any one or more of the Consolidated Companies (a) is not Solvent, (b) fails to pay its debts generally as they become due, (c) voluntarily seeks, consents to or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender under the Credit Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

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10.4 Judgments and Attachments. Any Company fails, within 10 days after entry, to pay, bond, or otherwise discharge any one or more judgments or orders for the payment of money (not paid or fully covered by insurance) in excess of $1,000,000 (individually or collectively) or the equivalent thereof in another currency or currencies, or any warrant of attachment, sequestration, or similar proceeding against any Company’s assets having a value (individually or collectively) of $1,000,000 or the equivalent thereof in another currency or currencies, which is not either (a) stayed on appeals; (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Company in accordance with GAAP, or (c) dismissed by a court of competent jurisdiction.

10.5 Government Action. Unless otherwise covered by any event described in Section 10.4, (a) the entry or issuance of an order by any Governmental Authority (including the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Governmental Requirements, or (b) the commencement of any action or proceeding by any Governmental Authority (i) for the purpose of condemning, seizing or otherwise appropriating, or taking custody or control of all or any substantial portion of, any Company’s assets or (ii) which asserts any material violation by, or material liability against, any Company based on any Environmental Law.

10.6 Misrepresentation. Any representation or warranty made by any Company in any Credit Document, or any financial data or other information now or hereafter furnished to Administrative Agent or Lenders by or on behalf of any Borrower, at any time proves to have been false, incorrect or misleading in any material respect when made.

10.7 Ownership of Other Companies. Any Company (other than PMC) (a) fails to constitute the direct or indirect Wholly-owned Subsidiary of PMC, or (b) is owned in whole or in part by one or more CIM Entities.

10.8 Change of Control. Any Change of Control.

10.9 Change in Management. (a) (i) at any time prior to the consummation of the CIM Merger, any one or more of Jan Salit or Barry Berlin are no longer employed by PMC in the same or similar capacities as they are as of the Fourth Amendment Effective Date or (ii) at any time after the consummation of the CIM Merger, any one or more of Jan Salit or Barry Berlin are no longer employed by PMC in the same or similar capacities as they were immediately following the consummation of the CIM Merger or (b) except as contemplated by the CIM Merger Agreement, any other material change in the management of the Companies.

10.10 Other Debt. In respect of any Debt of any Company (other than the Obligation) the principal amount of which exceeds $2,500,000, (a) any Company fails to make any payment when due and such failure continues for ten days, (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to permit any holder of that Debt to cause (whether or not it elects to cause) any of such Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity.

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10.11 Rate Management Transactions. Nonpayment by any Company of any Rate Management Obligation when due or the breach by any Company of any term, provision or condition contained in any Rate Management Transaction.

10.12 Validity and Enforceability of Credit Documents. Any Credit Document ceases to be in full force and effect or is declared to be null and void, or the validity or enforceability of any Credit Document is contested by any Company or any other Person, or any Company or any other Person asserts the absence of, or denies that it has, any liability or obligations under any Credit Document to which it is a party except in accordance with that document’s express provisions, shall fail to constitute a valid, perfected first priority lien in favor of Administrative Agent for Lenders, except in accordance with the express provisions of any applicable Credit Document.

10.13 Material Agreement Default or Cancellation. The default under, or breach or cancellation of, any agreement or other contractual arrangement to which any Company is a party or beneficiary or by which any of its property is bound or subject, which reasonably could be expected to result in any (a) significant impairment of (i) the ability of any Borrower or any other Company to perform any of its payment or other material obligations under any Credit Document or (ii) the ability of Administrative Agent or Lenders to enforce any of those obligations or any of their respective Rights under the Credit Documents, (b) significant and adverse effect on the business, management or financial condition of the PMC or any other Borrower, or of the Companies as a whole, as represented to Lenders in the Financials then most recently received by them or (c) event or circumstance that could result in an Event of Default or Potential Default pursuant to Sections 10.1 through 10.15 (inclusive).

10.14 Environmental Matters. Any of the following shall occur and Required Lenders determine, in good faith, that (a) such occurrence could materially and adversely affect the business or operations of PMC, any other Borrower or any other Company or any of their ability to pay its debts as they come due or to pay or perform any of the Obligation, and (b) the aggregate liability of PMC, the other Borrowers and the other Companies resulting from such occurrences could exceed $1,000,000: (i) the failure of any Loan Obligor or other owner of any Project which secures a Mortgage Loan or Commercial Loan to obtain and maintain any environmental permit, certificate, license approval, registration, or authorization required under any Environmental Law; (ii) any Loan Obligor or other owner of a Project which secures a Mortgage Loan or Commercial Loan is or may be potentially responsible or liable with respect to any investigation or clean up of any threatened or actual release of any Hazardous Substance with respect to such Project; (iii) a Release of any Hazardous Substance has occurred at, on or under any Project which secures any Mortgage Loan or Commercial Loan; (iv) any oral or written notification of a Release of Hazardous Substance has been filed by or on behalf of PMC, any other Borrower or any other Company or any Loan Obligor or in relation to any Project which secures any Mortgage Loan or Commercial Loan; (v) any Project which secures any Mortgage Loan or Commercial Loan is or will be listed or is proposed for listing on the National Priority List promulgated pursuant to CERCLA, any related Governmental Requirement or on any federal or state list of sites requiring investigation or clean up; (vi) any Environmental Lien shall exist on any Project which secures any Mortgage Loan or Commercial Loan; or (vii) any governmental action shall have been taken or be in process or pending which could subject any Project which secures any Mortgage Loan or Commercial Loan to any Environmental Lien.

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10.15 Employee Benefit Plans. (a) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of any Borrower to the PBGC or to an Employee Plan in an aggregate amount exceeding $1,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to Section 7.1(f), Administrative Agent shall have notified such Borrower in writing that (i) Required Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under Title IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a Lien pursuant to section 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) any Borrower or any ERISA Affiliate has provided to any affected party a 60 day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with section 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $1,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e) (i) any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that is has incurred withdrawal liability (within the meaning of section 4201 of ERISA to such Multiemployer Plan), (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000; or (f) any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of any Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000.

10.16 Southfork. There shall exist any breach or failure to comply with the terms of Section 8.18.

10.17 Cross Default to CIM Entities. There shall exist an Event of Default (as defined therein) under the terms of (a) that certain Credit Agreement, dated as of August 28, 2013, among CIM Urban Partners, L.P., each lender from time to time party thereto, and Bank of America, N.A., as administrative agent (as amended), or (b) that certain Credit Agreement, dated as of February 6, 2012, among CIM Urban Partners, L.P., each lender from time to time party thereto, and Bank of America, N.A., as administrative agent (as amended).

10.18 CIM Merger. The CIM Merger shall not have been effectuated by March 31, 2014.

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SECTION 11. RIGHTS AND REMEDIES.

11.1 Remedies Upon Event of Default.

(a) Debtor Relief. If an Event of Default exists under Section 10.3, the commitment to extend credit under this agreement automatically terminates and the entire unpaid principal balance of the Obligation, together with all interest accrued thereon, and all other amounts then accrued and unpaid, automatically become and shall be due and payable without any action of any kind whatsoever.

(b) Other Events of Default. If any Event of Default exists, Administrative Agent may (with the consent of, and must, upon the request of Required Lenders), do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 11.1(a), declare the entire unpaid principal balance of all or any part of the Obligation, together with all interest accrued thereon, and all other amounts then accrued and unpaid, immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; (iv) require the Companies to open and maintain a secured lockbox account for the receipt of the Companies’ accounts receivables; notes receivable and other receivables; and (v) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Governmental Requirements or otherwise at law or in equity.

(c) Offset. If an Event of Default exists, to the extent not prohibited by applicable Governmental Requirements, each Lender may exercise the Rights of offset and banker’s lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender.

11.2 Company Waivers. To the extent not prohibited by applicable Governmental Requirements, each Borrower and each other Company waives, in respect to any action taken by Administrative Agent or Lenders at any time and from time to time pursuant to Section 11.1, presentment, demand for payment, protest, acceleration, notice of protest and nonpayment, notice of intention to accelerate, notice of acceleration, and all other notices and acts, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, increase or other modification to, or by any release or change in any security for the payment of, all or any part of the Obligation.

11.3 Performance by Administrative Agent. If any Company’s covenant, duty or agreement is not performed in accordance with the terms of the Credit Documents, Administrative Agent may at its option (but subject to the approval of Required Lenders), perform or attempt to perform that covenant, duty or agreement on behalf of that Company, and any amount expended by or on behalf of Administrative Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Administrative Agent on demand, becomes part of the Obligation, and bears interest on the portion thereof from time to

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time unpaid at the Default Rate from the date of Administrative Agent’s expenditure until paid. However, Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company’s covenants, duties or agreements. Notwithstanding the forgoing, unless an Event of Default then exists, Administrative Agent shall not take any such action without requesting that a Borrower take such action on its own behalf.

11.4 Not in Control. Nothing in any Credit Document gives or may be deemed to give to Administrative Agent or any Lender the Right to exercise control over any Company’s Real Property, other assets, affairs or management or to preclude or interfere with any Company’s compliance with any Governmental Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any “Material Adverse Event” or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement or other provision of any Credit Document is included for credit documentation purposes only and does not imply and should not be deemed to mean that Administrative Agent or any Lender acquiesces in any non compliance by any Company with any applicable Governmental Requirement, document, or otherwise or does not expect the Companies to promptly, diligently and continuously carry out all appropriate removal, remediation, compliance, closure or other activities required or appropriate in accordance with all Environmental Laws. Administrative Agent’s and Lenders’ power is limited to the Rights provided in, or referred to by, the Credit Documents. All of those Rights exist solely to assure payment and performance of the Obligation in accordance with the terms of the Credit Documents, and may be exercised in a manner determined to be appropriate by Administrative Agent or Lenders in their sole business judgment.

11.5 Course of Dealing. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation is not a waiver of any Event of Default then existing. No waiver by Administrative Agent, Required Lenders or Lenders of any Event of Default is a waiver of any other then existing or subsequent Event of Default. No delay or omission by Administrative Agent, Required Lenders or Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.

11.6 Cumulative Rights. All Rights available to Administrative Agent, Required Lenders and Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to Administrative Agent, Required Lenders and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent, Required Lenders or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Credit Documents.

11.7 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.

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11.8 Certain Proceedings. Each Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Required Lenders reasonably request in connection with the obtaining of any consent, approval, registration (other than securities law registrations), qualification, permit, license or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Credit Documents. Because each Borrower agrees that Administrative Agent’s and Required Lenders’ remedies under applicable Governmental Requirements for failure of such Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, each Borrower agrees that the covenants of this section may be specifically enforced.

11.9 Expenditures by Administrative Agent or Lenders. Any sums spent by Administrative Agent or any Lender in the exercise of any Right under any Credit Document is payable by the Companies to Administrative Agent within 10 days of written demand, becomes part of the Obligation, and bears interest on the portion thereof from time to time unpaid at the Default Rate from the date spent until the date repaid.

SECTION 12. ADMINISTRATIVE AGENT AND LENDERS.

12.1 Administrative Agent.

(a) Appointment. Each Lender appoints Administrative Agent (including, without limitation, each successor Administrative Agent in accordance with this Section 12) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to any Borrower under the Credit Documents; (iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to promptly distribute to it all material information, requests, documents, and items received from any Borrower under the Credit Documents; (vi) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Credit Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Governmental Requirements.

(b) Successor. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Credit Documents. Administrative Agent may also voluntarily resign and shall resign upon the request of Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Credit Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of Required Lenders), then Required Lenders shall (which, if no Event

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of Default or Potential Default exists, is subject to Borrowers’ approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If Required Lenders fail to appoint a successor Administrative Agent within 30 days after the resigning Administrative Agent has given notice of resignation or Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent’s resignation or removal as Administrative Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Credit Documents.

(c) Rights as Lender. Administrative Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as Administrative Agent. The term “Lender”, unless the context otherwise indicates, includes Administrative Agent. Administrative Agent’s resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and each Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrowers but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrowers and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrowers except those expressly set forth in the Credit Documents, and that Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.

(d) Other Activities. Administrative Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Borrower, act as trustee or depositary for any Borrower, or otherwise be engaged in other transactions with any Borrower (collectively, the “other activities”) not the subject of the Credit Documents. Without limiting the Rights of Lenders specifically set forth in the Credit Documents, neither Administrative Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender’s activities, any present or future guaranties by or for the account of any Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by Administrative Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Administrative Agent’s or any other Lender’s possession or control that may be or become security for the obligations of any Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Administrative Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Credit Documents).

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12.2 Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys’ fees and other costs of collection) incurred by Administrative Agent (while acting in such capacity) in connection with any of the Credit Documents if Administrative Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Administrative Agent if Administrative Agent is subsequently reimbursed from other sources.

12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender’s Pro Rata Part of the Obligation).

12.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender’s portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Administrative Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or a Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 60

12.5 Limitation of Administrative Agent’s Liability.

(a) Exculpation. Neither Administrative Agent nor any of its Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Credit Documents (but nothing in this agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

(b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If Administrative Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting under this agreement in accordance with instructions of Required Lenders.

(c) Reliance. Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Credit Document (except by Administrative Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Administrative Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Credit Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER’S SPECIFIED PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 61

TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

12.6 Event of Default. While an Event of Default exists, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any Company’s property, Administrative Agent is acting for the ratable benefit of each Lender.

12.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

12.8 Relationship of Lenders. The Credit Documents do not create a partnership or joint venture among Administrative Agent and Lenders or among Lenders.

12.9 Benefits of Agreement. None of the provisions of this section inure to the benefit of any Company or any other Person except Administrative Agent and Lenders. Therefore, no Company or any other Person is entitled to rely upon, or entitled to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with these provisions.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.

13.1 Successors and Assigns. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Credit Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. The parties to this agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 62

Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any loan or which holds any Note to direct payments relating to such loan or Note to another Person. Any assignee of the rights to any loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such loan.

13.2 Participations.

(a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any loan owing to such Lender, any Note held by such Lender, any commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its loans and the holder of any Note issued to it in evidence thereof for all purposes under the Credit Documents, all amounts payable by each Borrower under this agreement shall be determined as if such Lender had not sold such participating interests, and Borrowers and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Credit Documents.

(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any loan or any commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such loan or such commitment, extends the Stated Termination Date or the Term Loan Termination Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such loan or any such commitment, releases any guarantor of any such loan or releases all or substantially all of the collateral, if any, securing any such loan.

(c) Benefit of Setoff. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.1 as if each Participant were a Lender.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 63

13.3 Assignments.

(a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Credit Documents. Such assignment shall be substantially in the form of Exhibit E or in such other form as may be agreed to by the parties thereto. The consent of Borrowers and Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of Borrowers and Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Committed Sum (calculated as at the date of such assignment) or outstanding loans (if the Total Commitment Amount has been terminated).

(b) Effect; Effective Date. Upon (i) delivery to Administrative Agent of an assignment, together with any consents required by Section 13.3(a), and (ii) payment of a $4,000 fee from the Purchaser or the assigning Lender to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the commitments and loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this agreement and any other Credit Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrowers, the Lenders or Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the commitments and loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(b), the transferor Lender, Administrative Agent and Borrowers shall, if the transferor Lender or the Purchaser desires that its loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective commitments, as adjusted pursuant to such assignment.

13.4 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of Borrowers and their respective Subsidiaries, so long as such Transferee or prospective Transferee agrees in writing to keep such information confidential.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 64

13.5 Tax Treatment. If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.19.

SECTION 14. MISCELLANEOUS.

14.1 Nonbusiness Days. Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

14.2 Communications. Unless otherwise specifically provided, whenever any Credit Document requires or permits any consent, approval, notice, request or demand from one party to another, communication must be in writing (which may be by telex or fax) to be effective and shall be deemed to have been given (i) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (ii) if by fax, when transmitted to the appropriate fax number and machine confirmation of receipt is received (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered), (iii) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed and deposited in the appropriate official postal service, (iv) if by
e-mail, when transmitted to the appropriate e-mail address of the receiving party (and all communications sent by e-mail must be followed by a facsimile of that e-mail sent to the receiving party), or (v) if by any other means, when actually delivered. Until changed by notice pursuant to this agreement, the addresses (and fax numbers) for Borrowers and Administrative Agent are stated beside their respective signatures to this agreement. The address (and fax number) for each Lender who becomes party to this agreement shall be stated beside its name on Schedule 2 or in the Assignment and Assumption pursuant to which it became a party.

14.3 Form and Number of Documents. The form, substance and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Administrative Agent and its counsel.

14.4 Exceptions to Covenants. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Credit Document if that action or omission would result in the breach of any other covenant contained in any Credit Document.

14.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Credit Documents survive all closings under the Credit Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 65

14.6 Governing Governmental Requirements. Unless otherwise stated in any Credit Document, the Governmental Requirements of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Credit Documents and the validity, construction, enforcement, and interpretation of the Credit Documents.

14.7 Invalid Provisions. Any provision in any Credit Document held to be illegal, invalid or unenforceable is fully severable; the appropriate Credit Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Lenders and each Company party to the affected Credit Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

14.8 Conflicts Between Credit Documents. The provisions of this agreement control if in conflict (i.e., the provisions contradict each other as opposed to a Credit Document containing additional provisions not in conflict) with the provisions of any other Credit Document.

14.9 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company’s obligations under the Credit Documents shall remain in full force and effect until termination of the commitments and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that Sections 3.16, 3.18, Section 11, and Section 13, and any other provisions under the Credit Documents expressly intended to survive by the terms hereof or by the terms of the applicable Credit Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under any Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, the obligations of each Company under the Credit Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

14.10 Amendments, Consents, Conflicts, and Waivers.

(a) Required Lenders. Unless otherwise specifically provided (i) the provisions of this agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrowers, Administrative Agent, and Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, and (ii) the other Credit Documents may only be the subject of an amendment, modification, or waiver that has been approved by Required Lenders and Borrowers.

(b) All Lenders. Any amendment to or consent or waiver under this agreement or any Credit Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrowers and Administrative Agent and executed (or approved, as the case may be) by each Lender: (i) Extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Credit Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to Administrative Agent or Lenders under this agreement

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 66

(except such reductions as are contemplated by this agreement); (iii) changes the definition of “Committed Amount,” “Total Commitment Amount”, “Specified Percentage,” “Required Lenders,” or “Pro Rata Part;” (iv) increases any one or more Lenders’ commitments; or (v) changes this clause (b) or any other matter specifically requiring the consent of all Lenders under this agreement.

(c) Conflicts. Any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Credit Document is controlled by the terms and provisions of this agreement.

(d) Waivers. No course of dealing or any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender under this agreement operates as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Lenders (or Required Lenders, if permitted under this agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

14.11 Multiple Counterparts. Any Credit Document may be executed in a number of identical counterparts, and by each party thereto on separate counterparts (including, at Administrative Agent’s discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

14.12 Joint and Several Basis. The obligations of the Specified Borrowers under the PMC Revolving Facility, the Term Loan, this agreement and under all of the other Credit Documents, including, without limitation, the Obligations, shall be joint and several in all respects.

14.13 VENUE, SERVICE OF PROCESS, AND JURY TRIAL.

(a) VENUE AND SERVICE OF PROCESS. EACH BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (III) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (IV) CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 67

DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, AND (V) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS.

(b) JURY WAIVER. EACH OF BORROWERS, ADMINISTRATIVE AGENT AND LENDERS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG SUCH PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER CREDIT DOCUMENTS.

(c) General. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. EACH BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT’S AND EACH LENDER’S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF ADMINISTRATIVE AGENT AND EACH LENDER HAVE ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. EACH BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Credit Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

14.14 ENTIRETY. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWERS, THE OTHER COMPANIES, LENDERS, AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 68

14.15 Amendment and Restatement. This agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this agreement and the other Credit Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. EACH BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF AND AS OF THE FOURTH AMENDMENT EFFECTIVE DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OTHER PERSON’S OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

[Remainder of Page Intentionally Blank. Signature Page Follows]

AMENDED AND RESTATED CREDIT AGREEMENT – PAGE 69

DULY EXECUTED AND DELIVERED by each of the signatories hereto as of the date first stated in this agreement.

PMC COMMERCIAL TRUST, as a Borrower

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

Address for Notice: PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, Texas 75252 Attn: Chief Financial Officer Fax No.: 972/349-3265 FIRST WESTERN SBLC, INC., as a Borrower

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

Address for Notice: First Western SBLC, Inc. 17950 Preston Road, Suite 600 Dallas, Texas 75252 Attn: Chief Financial Officer Fax No.: 972/349-3265

AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE

WESTERN FINANCIAL CAPITAL CORPORATION, as a Borrower

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

Address for Notice:

Western Financial Capital Corporation

17950 Preston Road, Suite 600

Dallas, Texas 75252

Attn: Chief Financial Officer

Fax No.: 972/349-3265

PMC INVESTMENT CORPORATION,

as a Borrower

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

Address for Notice: PMC Investment Corporation 17950 Preston Road, Suite 600 Dallas, Texas 75252 Attn: Chief Financial Officer Fax No.: 972/349-3265

AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Administrative Agent, JPMorgan Chase, and a Lender

By:

Address for Notice: JPMorgan Chase Bank, National Association 2200 Ross Avenue, 8th Floor Dallas, Texas 75201 Attn: Brooke Tankersley Fax No.: 214 965 3024

AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE

SCHEDULE 2

LENDERS AND COMMITMENTS

Name and Address of Lender	Committed Sum for Revolving Facilities	Specified Percentage	Term Loan Amount
JPMorgan Chase Bank, National Association 2200 Ross Avenue, 8th Floor Dallas, Texas	$25,000,000	100%	$30,000,000

Totals	$25,000,000	100%	$30,000,000

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – SCHEDULE 2

SCHEDULE 6.3

INFORMATION REGARDING COMPANIES

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – SCHEDULE 6.3

SCHEDULE 6.8

LITIGATION

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – SCHEDULE 6.8

SCHEDULE 8.2

EXISTING DEBT

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – SCHEDULE 8.2

EXHIBIT A

REVOLVING NOTES

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT A

PMC REVOLVING NOTE

$40,000,000	March 10, 2014

FOR VALUE RECEIVED, the undersigned, PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC”), WESTERN FINANCIAL CAPITAL CORPORATION, a Florida corporation (“Western Financial”), and PMC INVESTMENT CORPORATION, a Florida corporation (“PMC Investment”) (collectively PMC, Western Financial and PMC Investment, the “Specified Borrowers” and individually, a “Specified Borrower”), jointly and severally, irrevocably and unconditionally promise to pay to the order of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association with its office in Dallas, Texas (“Lender”, and together with each subsequent holder hereof, “Payee”), at the principal banking office of Administrative Agent (hereinafter referenced) at 2200 Ross Avenue, Dallas, Texas 75201, (i) the principal amount of FORTY MILLION AND NO/100 DOLLARS ($40,000,000) (or such lesser amount as shall equal the Principal Debt under the PMC Revolving Facility), on the dates and in the principal amounts provided for in the Credit Agreement, and (ii) interest on the unpaid principal amount of each Borrowing from time to time remaining outstanding and unpaid from the date of each such Borrowing until it shall be paid in full, at the rates per annum and on the dates provided for in the Credit Agreement.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning and effect as used and defined in that certain Amended and Restated Credit Agreement dated as of December 28, 2010 (as amended and otherwise modified, and in effect, the “Credit Agreement”), by and among Borrowers, certain Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent for those Lenders. Reference is hereby made to the Credit Agreement for all intents and purposes.

This Note is a “Revolving Note” executed by Specified Borrowers and is referred to in, governed by, and subject to, and is entitled to the benefits of, the terms and provisions of the Credit Agreement as therein stated and referenced and is executed in substitution and replacement (but not extinguishment) of that certain Second Amended and Restated Revolving Note dated June 8, 2011, executed by PMC and payable to the order of Lender in the original principal amount of $40,000,000. Reference is hereby made to the Credit Agreement for a statement of the agreements, rights, remedies, benefits and obligations of Payee and the covenants, agreements, rights, duties and obligations of Specified Borrowers in relation hereto, including provisions for acceleration of the maturity hereof, interest rate and amount limitations and voluntary and mandatory prepayments hereon; but this reference to the Credit Agreement, or any provision thereof, shall not affect or impair the irrevocable, absolute and unconditional obligation of Specified Borrowers to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be finally and fully payable on the Termination Date.

The date, amount, Type, and interest rate of each Borrowing made by Lender to Specified Borrowers, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by Payee on its books and records, and prior to any transfer of this Note, endorsed by Payee on a schedule attached hereto or any continuation thereof; and all recordations and endorsements made by Payee shall, absent manifest error, be conclusive of all such matters and binding on all Persons. Payee’s failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve Specified Borrowers’ obligation to pay (i) all Borrowings made by Lender and then outstanding and (ii) all accrued and earned interest on the amounts thereof from time to time outstanding and unpaid, pursuant to this Note.

Upon the occurrence of an Event of Default, this Note may be declared to be, or shall become, forthwith due, and immediately payable in the manner, upon the conditions (if any) and with the effect, provided for and referred to in the Credit Agreement.

If this Note is placed in the hands of an attorney for collection (whether or not any proceeding is filed in connection therewith), or collected through suit, the Bankruptcy Court or any other judicial proceeding, Specified Borrowers irrevocably and unconditionally agree to pay all costs, expenses and fees incurred by Payee, including reasonable attorneys’ fees and expenses, and any assessed court and related costs, in addition to all other amounts owing hereunder.

Specified Borrowers and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing (in whole or part) any security or guaranty now or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against Specified Borrowers or any other Persons liable herefor, or to enforce it rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.

Each Specified Borrower and Payee hereby agrees that Chapter 346 of the Texas Finance Code, as amended, shall not apply to this Note or the loan transaction evidenced by, and referred to in, the Credit Agreement in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note or the Credit Agreement.

This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, federal laws of the United States of America. This Note has been executed, delivered and accepted and is payable at, Dallas, Dallas County, Texas.

PMC REVOLVING NOTE – Page 2

THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

PMC REVOLVING NOTE – Page 3

PMC COMMERCIAL TRUST

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

WESTERN FINANCIAL CAPITAL CORPORATION

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

PMC INVESTMENT CORPORATION

By:
Barry N. Berlin Executive Vice President and Chief Financial Officer

PMC REVOLVING NOTE – Signature Page

FIRST WESTERN REVOLVING NOTE

$20,000,000	March 10, 2014

FOR VALUE RECEIVED, the undersigned, FIRST WESTERN SBLC, INC., a Florida corporation (“First Western”), irrevocably and unconditionally promises to pay to the order of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association with its office in Dallas, Texas (“Lender”, and together with each subsequent holder hereof, “Payee”), at the principal banking office of Administrative Agent (hereinafter referenced) at 2200 Ross Avenue, Dallas, Texas 75201, (i) the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) (or such lesser amount as shall equal the Principal Debt under the First Western Revolving Facility), on the dates and in the principal amounts provided for in the Credit Agreement, and (ii) interest on the unpaid principal amount of each Borrowing from time to time remaining outstanding and unpaid from the date of each such Borrowing until it shall be paid in full, at the rates per annum and on the dates provided for in the Credit Agreement.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning and effect as used and defined in that certain Amended and Restated Credit Agreement dated as of December 28, 2010 (as amended and otherwise modified, and in effect, the “Credit Agreement”), by and among Borrowers, certain Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent for those Lenders. Reference is hereby made to the Credit Agreement for all intents and purposes.

This Note is a “Revolving Note” executed by First Western and is referred to in, governed by, and subject to, and is entitled to the benefits of, the terms and provisions of the Credit Agreement as therein stated and referenced and is executed in substitution and replacement (but not extinguishment) of that certain Second Amended and Restated Revolving Note dated as of January 1, 2012, executed by First Western and payable to the order of Lender in the original principal amount of $20,000,000. Reference is hereby made to the Credit Agreement for a statement of the agreements, rights, remedies, benefits and obligations of Payee and the covenants, agreements, rights, duties and obligations of First Western in relation hereto, including provisions for acceleration of the maturity hereof, interest rate and amount limitations and voluntary and mandatory prepayments hereon; but this reference to the Credit Agreement, or any provision thereof, shall not affect or impair the irrevocable, absolute and unconditional obligation of First Western to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be finally and fully payable on the Termination Date.

The date, amount, Type, and interest rate of each Borrowing made by Lender to First Western, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by Payee on its books and records, and prior to any transfer of this Note, endorsed by Payee on a schedule attached hereto or any continuation thereof; and all recordations and endorsements made by Payee shall, absent manifest error, be conclusive of all such matters and binding on all Persons. Payee’s failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve First Western’s obligation to pay (i) all Borrowings made by Lender and then outstanding and (ii) all accrued and earned interest on the amounts thereof from time to time outstanding and unpaid, pursuant to this Note.

Upon the occurrence of an Event of Default, this Note may be declared to be, or shall become, forthwith due, and immediately payable in the manner, upon the conditions (if any) and with the effect, provided for and referred to in the Credit Agreement.

If this Note is placed in the hands of an attorney for collection (whether or not any proceeding is filed in connection therewith), or collected through suit, the Bankruptcy Court or any other judicial proceeding, First Western irrevocably and unconditionally agrees to pay all costs, expenses and fees incurred by Payee, including reasonable attorneys’ fees and expenses, and any assessed court and related costs, in addition to all other amounts owing hereunder.

First Western and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing (in whole or part) any security or guaranty now or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against First Western or any other Persons liable herefor, or to enforce it rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.

Each of First Western and Payee hereby agrees that Chapter 346 of the Texas Finance Code, as amended, shall not apply to this Note or the loan transaction evidenced by, and referred to in, the Credit Agreement in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note or the Credit Agreement.

This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, federal laws of the United States of America. This Note has been executed, delivered and accepted and is payable at, Dallas, Dallas County, Texas.

THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

FIRST WESTERN REVOLVING NOTE – Page 2

FIRST WESTERN SBLC, INC.

By:
Barry N. Berlin
Executive Vice President and Chief Financial Officer

FIRST WESTERN REVOLVING NOTE – Signature Page

EXHIBIT A-2

TERM NOTE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT A-2

TERM NOTE

$30,000,000	March 10, 2014

FOR VALUE RECEIVED, the undersigned, PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC”), WESTERN FINANCIAL CAPITAL CORPORATION, a Florida corporation (“Western Financial”), and PMC INVESTMENT CORPORATION, a Florida corporation (“PMC Investment”) (collectively PMC, Western Financial and PMC Investment, the “Specified Borrowers” and individually, a “Specified Borrower”), jointly and severally, irrevocably and unconditionally promise to pay to the order of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association with its office in Dallas, Texas (“Lender”, and together with each subsequent holder hereof, “Payee”), at the principal banking office of Administrative Agent (hereinafter referenced) at 2200 Ross Avenue, Dallas, Texas 75201, (i) the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000) (or such lesser amount as shall equal the Principal Debt under the Term Loan), on the dates and in the principal amounts provided for in the Credit Agreement, and (ii) interest on the unpaid principal amount of any Borrowing from time to time remaining outstanding and unpaid from the date of such Borrowing until it shall be paid in full, at the rates per annum and on the dates provided for in the Credit Agreement.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning and effect as used and defined in that certain Amended and Restated Credit Agreement dated as of December 28, 2010 (as amended and otherwise modified, and in effect, the “Credit Agreement”), by and among Borrowers, certain Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent for those Lenders. Reference is hereby made to the Credit Agreement for all intents and purposes.

This Note is a “Term Note” executed by Specified Borrowers and is referred to in, governed by, and subject to, and is entitled to the benefits of, the terms and provisions of the Credit Agreement as therein stated and referenced. Reference is hereby made to the Credit Agreement for a statement of the agreements, rights, remedies, benefits and obligations of Payee and the covenants, agreements, rights, duties and obligations of Specified Borrowers in relation hereto, including provisions for acceleration of the maturity hereof, interest rate and amount limitations and voluntary and mandatory prepayments hereon; but this reference to the Credit Agreement, or any provision thereof, shall not affect or impair the irrevocable, absolute and unconditional obligation of Specified Borrowers to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be finally and fully payable on the Term Loan Termination Date.

The date, amount, Type, and interest rate of any Borrowing made by Lender to Specified Borrowers, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by Payee on its books and records, and prior to any transfer of this

Note, endorsed by Payee on a schedule attached hereto or any continuation thereof; and all recordations and endorsements made by Payee shall, absent manifest error, be conclusive of all such matters and binding on all Persons. Payee’s failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve Specified Borrowers’ obligation to pay (i) any Borrowing made by Lender and then outstanding and (ii) all accrued and earned interest on the amount thereof from time to time outstanding and unpaid, pursuant to this Note.

Upon the occurrence of an Event of Default, this Note may be declared to be, or shall become, forthwith due, and immediately payable in the manner, upon the conditions (if any) and with the effect, provided for and referred to in the Credit Agreement.

If this Note is placed in the hands of an attorney for collection (whether or not any proceeding is filed in connection therewith), or collected through suit, the Bankruptcy Court or any other judicial proceeding, Specified Borrowers irrevocably and unconditionally agree to pay all costs, expenses and fees incurred by Payee, including reasonable attorneys’ fees and expenses, and any assessed court and related costs, in addition to all other amounts owing hereunder.

Specified Borrowers and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing (in whole or part) any security or guaranty now or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against Specified Borrowers or any other Persons liable herefor, or to enforce it rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.

Each Specified Borrower and Payee hereby agrees that Chapter 346 of the Texas Finance Code, as amended, shall not apply to this Note or the loan transaction evidenced by, and referred to in, the Credit Agreement in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note or the Credit Agreement.

This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, federal laws of the United States of America. This Note has been executed, delivered and accepted and is payable at, Dallas, Dallas County, Texas.

TERM NOTE – Page 2

THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

TERM NOTE – Page 3

PMC COMMERCIAL TRUST

By:
Barry N. Berlin
Executive Vice President
and Chief Financial Officer

WESTERN FINANCIAL CAPITAL CORPORATION

By:
Barry N. Berlin
Executive Vice President
and Chief Financial Officer

PMC INVESTMENT CORPORATION

By:
Barry N. Berlin
Executive Vice President
and Chief Financial Officer

TERM NOTE – Signature Page

EXHIBIT B

BORROWING REQUEST

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT B

EXHIBIT B

BORROWING REQUEST

Administrative Agent: JPMorgan Chase Bank, National Association	Date: , 20

Borrower: [Specified Borrowers][First Western SBLC, Inc.]

This request is delivered under the Amended and Restated Credit Agreement dated as of December 28, 2010, among PMC Commercial Trust, First Western SBLC, Inc., Western Financial Capital Corporation, PMC Investment Corporation (collectively, “Borrowers”), certain Lenders and Administrative Agent (as the same has been or may be amended, restated or modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this request.

The undersigned, on behalf of [Specified Borrowers][First Western SBLC, Inc.], requests a $             Borrowing under the [Revolving Facility][Term Loan] (the “Requested Borrowing”) to be funded on             , 20__1 (the “Requested Borrowing Date”), as a:

Category	Amount	interest rate category
Borrowing	$	☐ LIBOR Rate (☐ one month, ☐ three month, ☐ six month) ☐ CB Floating Rate

The undersigned, on behalf of [Specified Borrowers][First Western SBLC, Inc.], certifies that as of the Requested Borrowing Date, after giving effect to the Requested Borrowing, (a) the representations and warranties of Borrowers in the Credit Documents-are true and correct in all material respects except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or permitted by the Credit Documents, (b) no Event of Default, Potential Default or Material Adverse Event exists, and (d) Borrowers have otherwise complied with all conditions of the Credit Documents to permit the Requested Borrowing to be extended.

[1]	Must be no later than (a) the second Business Day after request if the Requested Borrowing is a LIBOR Rate Borrowing or (b) the Business Day of request otherwise.

EXHIBIT B – Borrowing Request – Page 1

[PMC COMMERCIAL TRUST] [FIRST WESTERN SBLC, INC.] [WESTERN FINANCIAL CAPITAL CORPORATION] [PMC INVESTMENT CORPORATION]

By:
Name:
Title:

EXHIBIT B – Borrowing Request – Signature Page

EXHIBIT C

CONVERSION NOTICE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT C

EXHIBIT C

CONVERSION NOTICE

Administrative Agent: JPMorgan Chase Bank, National Association	Date: , 20

Borrower: [Specified Borrowers][First Western SBLC, Inc.]

This notice is delivered under the Amended and Restated Credit Agreement dated as of December 28, 2010, among PMC Commercial Trust, First Western SBLC, Inc., Western Financial Capital Corporation, PMC Investment Corporation (collectively, “Borrowers”), certain Lenders and Administrative Agent (as the same has been or may be amended, restated or modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this notice.

[Specified Borrowers][First Western SBLC, Inc.] presently [have][has] a              Borrowing (the “Existing Borrowing”) under the [PMC Revolving Facility][First Western Revolving Facility][Term Loan] in the amount of              which, if a LIBOR Rate Borrowing, has an Interest Period of                      ending on                     . On                      (the “Conversion Date”), [Specified Borrowers][First Western SBLC, Inc.] shall partially pay, continue in full or part as the same Type of Borrowing, or convert in full or part to another Type of Borrowing and — if applicable — with the Interest Period(s) designated below [check applicable boxes]:

☐	Amount to be paid, if any, $ .

☐	Balance to be in the following Types of Borrowings with — if applicable — the following Interest Periods(s):

The undersigned, on behalf of [Specified Borrowers][First Western SBLC, Inc.], certifies that on the Conversion Date — after giving effect to the above action(s) — (a) all of the representations and warranties of the Borrowers in the Credit Documents will be true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by the Credit Documents) and (b) no Material Adverse Event, Event of Default, or Potential Default will exist.

[PMC COMMERCIAL TRUST] [FIRST WESTERN SBLC, INC.] [WESTERN FINANCIAL CAPITAL CORPORATION] [PMC INVESTMENT CORPORATION]

By:

Name:
Title[2]:

[2]	Must be a Responsible Officer.

EXHIBIT D

COMPLIANCE CERTIFICATE

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT D

EXHIBIT D

COMPLIANCE CERTIFICATE

Administrative Agent: JPMorgan Chase Bank National Association	Date: , 20

Subject Period:                      ended                     , 20

This certificate is delivered under the Amended and Restated Credit Agreement (as renewed, extended, and amended, the “Credit Agreement”) dated as of December 28, 2010, among Borrowers, certain Lenders, certain other parties, and Administrative Agent. Terms defined in the Credit Agreement have the same meanings when used — unless otherwise defined — in this certificate.

The undersigned, on behalf of Borrowers, certifies to Administrative Agent and Lenders that on the date of this certificate:

1. Such undersigned officer is a Responsible Officer of the Borrowers as designated below.

2. The financial statements that are attached to this certificate were prepared in accordance with GAAP and present fairly such Borrower’s consolidated or consolidating (if applicable) financial condition and results of operations as of                      and for the fiscal year or portion of the fiscal year ending on                      (the last day of the Subject Period set forth above).

3. Such undersigned officer supervised a review of the Companies’ activities during the Subject Period in respect of the following matters and has determined the following: (a) the representations and warranties in the Credit Agreement are true and correct in all material respects, except (i) to the extent that a representation or warranty speaks to a specific date or the facts on which it is based have changed by transactions or conditions contemplated or permitted by the Credit Documents and (ii) for the changes, if any, described on the attached Schedule; (b) each Company has complied with all of its obligations under the Credit Documents, other than for the deviations, if any, described on the attached Schedule; (c) no Event of Default or Potential Default exists or is imminent, other than those, if any, described on the attached Schedule; and (d) the Companies’ compliance with the financial covenants in Section 9 of the Credit Agreement is accurately calculated on the attached Schedule.

By:

Name:
Title[1]:

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT D

SCHEDULE TO COMPLIANCE CERTIFICATE

(for the period ending                                                              )

A. Describe deviations from performance or compliance with covenants, if any, pursuant to clause (3)(a) or (3)(b) of the attached certificate. If none, so state.

B. Describe Material Adverse Events, Events of Default or Potential Defaults, if any, pursuant to clause (3)(c) of the attached certificate. If none, so state.

C. Reflect compliance with Section 9 of the Credit Agreement at the end of the Subject Period pursuant to clause (3)(d) of the attached certificate.

Table 1

Covenant	At End of Subject Period
Section 9.1 Minimum Asset Coverage Ratio

(a) Unencumbered cash and cash equivalents of the Borrowers

(b) Aggregate outstanding principal balance of all unencumbered Commercial Loans owned by the Borrowers

(c) Government guaranteed portion of First Western loans that have been sold pursuant to secondary market loan sales

(d) Retained Loan Discount

(e) Loans identified as Doubtful or Substandard in accordance with the loan classification methodology currently used by the Borrowers

(f) Sum of (a) plus [(b) less (c) less (d) less (e)]

(g) Aggregate amount of Debt of the Borrowers

(h) Aggregate principal amount outstanding under the Junior Subordinated Notes

(i) Difference of (g) minus (h)

(j) Minimum Asset Coverage Ratio

(k) Product of (f) divided by (i) (must not be less than line (j)

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT D

Table 2

Covenant	At End of Subject Period
Section 9.2 Non-Hotel/Motel Loans

(a) The aggregate principal balance of all Mortgage Loans	$

(b) 15% of Line (a)	$

(c) The aggregate loan loss reserve established by Companies with respect to Mortgage Loans	$

(d) Line (b) minus Line (c)		$

(e) The aggregate principal balance of Mortgage Loans secured by Projects which are not hotels or motels (must not exceed Line (d))		$

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT D

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT – EXHIBIT E

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrowers:	PMC Commercial Trust, First Western SBLC, Inc., Western Financial Capital Corporation, and PMC Investment Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Amended and Restated Credit Agreement dated as of December 28, 2010, among Borrowers, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent

1

6.	Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Companies and their Subsidiaries or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:

Name:
Title:

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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Consented to and3 Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

By:

Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

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[Consented to:]4

PMC COMMERCIAL TRUST

By:

Name:
Title:

FIRST WESTERN SBLC, INC.

By:

Name:
Title:

WESTERN FINANCIAL CAPITAL CORPORATION

By:

Name:
Title:

PMC INVESTMENT CORPORATION

By:

Name:
Title:

[4]	To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

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